EXHIBIT 1










     PRICEWATERHOUSECOOPERS











               THE NEW SWANK, INC. RETIREMENT PLAN

          (as amended and restated effective January 1,

                              1999)








                        TABLE OF CONTENTS

                                                            Page

ARTICLE I - DEFINITIONS                                       1

ARTICLE II - ELIGIBILITY AND PARTICIPATION                   15

ARTICLE III - CONTRIBUTIONS                                  18

ARTICLE IV - ALLOCATION OF CONTRIBUTIONS
                AND ADMINISTRATION OF TRUST FUNDS            37

ARTICLE V - BENEFITS                                         45

ARTICLE VI - INVESTMENT OF TRUST FUND                        50

ARTICLE VII - ESOP RULES                                     58

ARTICLE VIII - PAYMENT OF BENEFITS                           61

ARTICLE IX - ADMINISTRATION OF PLAN                          66

ARTICLE X - AFFILIATED EMPLOYERS                             74

ARTICLE XI - AMENDMENT OF PLAN                               76

ARTICLE XII - DISCONTINUANCE OF CONTRIBUTIONS AND
                TERMINATION OF PLAN AND TRUST                78

ARTICLE XIII - CERTAIN PROVISIONS AFFECTING THE EMPLOYER     80

ARTICLE XIV - MISCELLANEOUS PROVISIONS                       82



     WHEREAS,  Swank, Inc., a corporation organized and  existing under  the laws of the State of Delaware (hereinafter called  the

"Company"), adopted the Swank, Inc. Employee Stock Ownership Plan amended  and restated effective January 1, 1985 ("Prior ESOP  No.

1");  the Swank, Inc. Employee Stock Ownership Plan No. 2 ("Prior

ESOP  No.  2")  amended and restated effective January  1,  1985;

("Prior  ESOP  No.  1"  and "Prior ESOP  No.  2  are  hereinafter collectively  referred to as the "Prior ESOPs"); and  the  Swank,

Inc. Savings Plan, amended and restated effective January 1, 1985

("Prior 401(k) Plan"); and

     WHEREAS,  the  right is expressly reserved  to  the  Company under  the  Prior ESOPs and the Prior 401(k) Plan to  amend  each plan at any time; and

     WHEREAS,  the Company merged the Prior ESOPs with the  Prior

401(k)  Plan  effective as of January 1, 1994,  and  amended  and restated the Prior 401(k) Plan and the Prior ESOPs, effective  as of  January  1, 1989, and renamed the plans The New  Swank,  Inc.

Retirement Plan (the Plan); and

     WHEREAS, the Company deems it advisable to amend and restate the  Plan  in order to reflect a new dual funding arrangement  of the  Plan, to comply with certain recent Legislative changes  and to reflect certain other changes; and

     WHEREAS,  the  right is expressly reserved  to  the  Company under the Plan to amend it at any time:

     NOW THEREFORE, the Company does hereby amend and restate the

Plan,  effective  January 1, 1999 except as  otherwise  specified herein or provided by law, as follows:



                     ARTICLE I - DEFINITIONS



     When used herein, the following words shall have the

following meanings, unless the context clearly indicates

otherwise.

     1.1  Account. The word "Account" means one or more of

several accounts established by and maintained by the Plan

Administrator to record the interest of a Participant in the Plan and shall include any or all of the following, where appropriate:

          (i)  401(k) Contributions Account means the subaccount

               established under Section 4.1 attributable to 401(k)

               Contributions and earnings and losses thereon.

          (ii) Matching Contributions Account means the

               subaccount established under Section 4.1 pursuant

               to Section 3.2(b)(i) attributable to Matching

               Contributions and earnings and losses thereon.

          (iii)Old ESOP - Non-Voting Shares Contributions

               Account means the subaccount established under

               Section 4.1 attributable to Old ESOP - Non-Voting

               Shares Contributions, as adjusted to reflect

               forfeitures and earnings and losses thereon.

          (iv) Old ESOP - Voting Shares Contributions Account

               means the subaccount established under Section 4.1

               attributable to Old ESOP - Voting Shares

               Contributions, as adjusted to reflect forfeitures

               and earnings and losses thereon.

          (v)  New ESOP - Non-Voting Shares Contributions Account

               means the subaccount established under Section 4.1

               attributable to New ESOP - Non Voting Shares

               Contributions and or cash pursuant to Section

               3.2(b)(ii), as adjusted to reflect forfeitures and

               earnings and losses thereon.

          (vi) New ESOP - Voting Shares Contributions Account means the subaccount established under Section 4.1 attributable to

               New ESOP - Voting Shares Contributions and or cash pursuant to Section 3.2(b)(ii), as adjusted to reflect forfeitures

               and earnings and losses thereon.


(vii)     401(k) Plan Voting Shares Contributions Account means

the account established under Section 4.1 attributable to

employer matching contributions under the Prior 401(k) Plan that were made in voting shares of stock of the Employer and

contributions made pursuant to Section 3.2(c) in voting shares of stock of the employer, if any.

          (viii)401(k) Plan Non-Voting Shares Account means

               the contributions account established under

               Section 4.1 attributable to contributions made

               pursuant to Section 3.2(c) in non-voting shares of

               stock of the Company, if any.

          (ix) Employee Account means the account established

               under Section 4.1 attributable to a Participant's

               Employee Account under the Prior 401(k) Plan

               (reflecting after-tax employee contributions made

               under the Prior 401(k) Plan on or before December

               31, 1988), as adjusted for earnings and losses

               thereon.

          (x)  Rollover Account means the account established

               under Section 4.1 attributable to Rollover

               Contributions and earnings and losses thereon.

     The term "Account Balance" means the aggregate balances in all of a Participant's accounts as listed in clauses (i) - (x)

above.  The term "Discretionary Contribution Account" means all of the accounts listed in clauses (ii)-(vi) above collectively, a combination of such accounts, or any of such accounts

individually. The term "ESOP Account Balances" or "ESOP Accounts"

means the aggregate balances in a Participant's accounts listed in clauses (iii) - (vi) above. The term "401(k) Account Balances"

or "401(k) Accounts" means the aggregate balances of a

Participant's accounts listed in clauses (i), (ii), (vii) and

(viii) above.

     1.2  Beneficiary. The word "Beneficiary" means such person or persons or legal entity as may be designated by a Participant to receive benefits hereunder after his death. In the event of the absence, lapse or failure of such designation for any reason whatsoever, the term Beneficiary shall mean: (a) the

Participant's surviving spouse, if any, (b) if the Participant dies without a spouse surviving, his issue in equal shares per stirpes; or (c) if the Participant dies without a spouse or issue surviving, his executor or legal representative.  Notwithstanding any other provision of the Plan to the contrary, any Beneficiary designation or change of Beneficiary designation by a Participant which would result in the designation of a Beneficiary other than the Participant's spouse shall not be effective unless (i) the

Participant's spouse consents to the designation or change (or has previously so consented) or (ii) it is established to the satisfaction of the Committee that such consent cannot be

obtained because the Participant's spouse cannot be located or because of such other circumstances as may be prescribed in

regulations issued by the Department of Treasury.  Any consent by a Participant's spouse must be in writing, must acknowledge the effect of the designation or change being made by the Participant and must be notarized or witnessed by a member of the Committee.

     1.3  Board. The word "Board" means the Board of Directors of the Company, or any committee appointed by the Board and serving at the pleasure of the Board which is given authority to exercise some or all of the powers of the Board with respect to the Plan,

the Trust Agreements and the Trust Fund.

     1.4  Claims Supervisor. The term "Claims Supervisor" means the person designated by the Committee as the Claims Supervisor.

     1.5  Code. The word "Code" means the Internal Revenue Code of 1986, as amended, as it now exists or may from time to time be further amended.

     1.6  Committee. The word "Committee" means the committee

provided for in Article IX.

     1.7  Company. The word "Company" means Swank, Inc., a

Delaware corporation, or any successor thereof.

     1.8  Compensation. The word "Compensation" means the total of all amounts paid by the Employer to or for the benefit of a

Participant for services rendered by the Participant during the applicable Plan Year which is subject to withholding of Federal income tax for the Plan Year (or which would have been subject to such withholding if the Participant were a citizen of the United

States) prior to reduction for 401(k) Contributions made with respect to such Plan Year pursuant to Section 3.1, and, effective on and after January 1, 1998 prior to reduction for contributions by an Employee to an arrangement maintained by the Employer

pursuant to Code Section 125 and increased for any benefits

received pursuant to Code Section 132(F), except: (i) deferred compensation (other than 401(k) Contributions made pursuant to

Section 3.1) or contributions to any other retirement, pension or profit-sharing plan or trust, stock options and any gain or

income attributable thereto; (ii) any compensation which would not be subject to such withholding but for a voluntary

withholding agreement between the Employer and the Employee.

Notwithstanding the foregoing, "Compensation" with respect to

Plan Years commencing on or after January 1, 1989 and ending

December 31, 1993 shall be limited to $200,000 (as adjusted under

Code Section 415(d)), and for Plan Years commencing on or after

January 1, 1994, "Compensation" shall be limited to $150,000 (as adjusted under Code Section 415(d)).

     1.9  Controlled Group. The term "Controlled Group" means (i)

any Controlled Group of corporations as defined in Code Section

414(b) in which the Company is a member; (ii) any trades or

businesses, whether incorporated or not, under common control as defined in Code Section 414(c), of which the Company is a part,

and (iii) any Affiliated Service Group, as defined in Code

Section 414(m), in which the Company is a member.

     1.10 Disability or Disabled. The words "Disability or Disabled"

          mean the eligibility for disability benefits under the policy of insurance maintained by the Company to provide long-term

          disability benefits.


     1.11 Discretionary Contributions. The term Discretionary

Contributions means the contributions, if any, made by an

Employer pursuant to Section 3.2.

     1.12 Eligibility Period of Service. The term "Eligibility

Period of Service" means the twelve (12) consecutive month period commencing on an Employee's date of employment and thereafter the first Plan Year commencing on or after such Employee's date of employment and each Plan Year thereafter in which such Employee is first credited with at least one-thousand (1,000) Hours of

Service.

     Eligibility Period of Service shall include a twelve (12)

consecutive month period in which an Employee was credited with at least one-thousand (1,000) Hours of Service with a predecessor employer if the Board so determines.

     1.13 Employee. The word "Employee" means a person employed by the Employer, including a Leased Employee (unless the

provisions of Code Section 414(n)(5) are satisfied in respect of such Leased Employee).

     1.14 Employer. The word "Employer" means the Company and any members of the Controlled Group which the Board may authorize to adopt this Plan and which shall adopt this Plan under such terms and conditions as the Board may specify.

     1.15 Entry Date. The term "Entry Date" means (i) with

respect to 401(k) Contributions, New ESOP Voting Share

Contributions and New ESOP Non-Voting Share Contributions, the

first day of each calendar month and (ii) with respect to

Matching Contributions, July 1 and January 1 of each Plan Year.

     1.16 ERISA. The term "ERISA" means the Employee Retirement

Income Security Act of 1974, as it now exists or may from time to time be amended.

     1.17 Exempt Loan. The term "Exempt Loan" shall mean a loan or other extension of credit between the portion of the Plan representing Old ESOP Voting Shares Contributions Accounts and

New ESOP Voting Shares Contributions Accounts and a "party in interest" (within the meaning of Section 3(14)(A) of ERISA) or a

"disqualified person" (within the meaning of Code Section 4975)

which is (i) used to acquire Qualifying Employer Securities and

(ii) exempt from the prohibited transaction provisions of ERISA

Section 406 and Code Section 4975.

     1.18 Fiduciary. The word "Fiduciary" means the Committee,

each member thereof, the Trustee and any other person, group of persons or entity regarded as a fiduciary with respect to the

Plan or the Trust Fund within the meaning of Section 3(21) of

ERISA. A person, group of persons or entity may serve in more than one fiduciary capacity.

     1.19 401(k) Contributions. The term "401(k) Contributions"

means contributions made by an Employer pursuant to Section 3.1.

     1.20 401(k) Non-Voting Shares Contributions. The term

"401(k) Non-Voting Shares Contributions" means contributions made by an Employer in non-voting shares of stock of the Employer pursuant to Section 3.2(c) hereof.

     1.21 401(k) Voting Shares Contributions. The term "401(k)

Voting Shares Contributions" means contributions made by an

Employer in voting shares of stock of the Employer under the

Prior 401(k) Plan or pursuant to Section 3.2(c) hereof.

     1.22 Former Participant. The term "Former Participant" means a Participant whose employment with the Employer has terminated because of retirement, Disability or other Termination of

Employment and who has not received the full benefit to which he is entitled hereunder.

     1.23 Highly-Compensated Employee. The term "Highly-

Compensated Employee" means effective on and after January 1,

1997, any Employee who:

          (a)  was a five percent (5%) owner of the Company (as defined in Code Section 416(i)(1)) during the "determination year"

               or "look-back year"; or

          (b)  earned more than $80,000 (as increased by cost-of-living adjustments in accordance with Code Section 414(q)) of

               compensation (determined in accordance with the requirements of

               Code Section 414(q)) from the Company during the "look-back year."

An Employee who separated from Service prior to the

"determination year" shall be treated as a Highly-Compensated

Employee for the "determination year" if such Employee was a

Highly- Compensated Employee when such Employee separated from

Service, or was a Highly- Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to

whether an Employee is a Highly-Compensated Employee.  The "look-

back year" shall be the twelve (12) month period immediately preceding the "determination year".

             1.24   Hour of Service. The term "Hour of Service"

means each completed hour during the applicable computation

period (including overtime) for which an Employee is directly or indirectly paid or entitled to payment for the performance of services for a member of the Controlled Group (including service as a Leased Employee of such member, but not including severance or termination pay) and for periods of vacation, holiday, jury duty, sick leave, temporary disability, temporary layoff or Leave of Absence during which the Employee performed no services but received compensation therefor and each hour for which back pay irrespective of mitigation of damages is either awarded or agreed to by the Employer, as determined on the basis of records

maintained by the members of the Controlled Group; provided,

however, that as an alternative in the case of employees not compensated on an hourly basis or in the case of hourly paid employees whose records are not available (except where such hours are required to be counted and recorded by any other

federal law, such as the Fair Labor Standards Act), such

Employees shall be credited with forty-five (45) Hours of Service for each completed week or part thereof with respect to which compensation is directly or indirectly paid or the Employee is entitled to payment.  Hours of Service shall be computed in

accordance with Department of Labor Regulations Section 2530.200

b-2(b), and (c).

     1.25 Investment Fund. The term "Investment Fund" means any separate investment fund established by the Committee under

Article VI in which a Participant may direct the investment of any of the Participant's Accounts other than the ESOP Accounts

(other than the portion of the ESOP Accounts subject to

diversification under Section 6.3(a)(iv)).

     1.26 Investment Manager. The term "Investment Manager" means a Fiduciary (other than a Trustee or a Named Fiduciary) (a) who has the power to manage, acquire or dispose of any asset of the

Trust Fund, (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) is a bank as defined in that Act, or (iii) is an insurance company qualified to perform services described in (a) of this Section under the laws of more than one state; and (c) has acknowledged in writing that it is a Fiduciary with respect to the Plan.

     1.27 Key Employee. The term "Key Employee" means an

individual described in Code Section 416(i)(1).

     1.28 Leased Employee. The term "Leased Employee" means a

person described in Code Section 414(n)(2).

     1.29 Leave of Absence. The term "Leave of Absence" means:

     (a)  Authorized leave of absence not to exceed two (2) years followed by a return to work on or before the expiration of such authorized leave of absence;

     (b)  Disability, causing an absence followed by a resumption of active employment with a member of the Controlled Group within sixty (60) days after the termination of such Disability; and

     (c)  a leave of absence from active employment of a member of the

Controlled Group during which an Employee is in the Armed Forces of the United States under circumstances which entitle him to re-

employment and other related rights, provided the Employee

reenters the employ of a member of the Controlled Group within the period during which his re-employment rights are protected by law without any intervening employment with an employer which is not a member of the Controlled Group.  In the event that a person in such military service fails to return to employment within such period, he shall be deemed to have terminated his employment for all purposes hereunder as of the commencement date of his military service.

     1.30 Matching Contributions. The term "Matching

Contributions" means the contributions, if any, made by an

Employer pursuant to Section 3.2(b)(i).

     1.31 Named Fiduciary. The term "Named Fiduciary" means (a)

the Committee with respect to the control and management of the operation and administration of the Plan and (b) the Trustee with respect to the management and investment of the assets held in the Trust Fund, except to the extent such powers are exercised by an Investment Manager.

     1.32 New ESOP - Non-Voting Shares means those non-voting

shares acquired without the use of a loan and allocated to

Participants' accounts after June 30, 1989.

     1.33 New ESOP Voting Shares means those voting shares

acquired by means of a loan and allocated to Participants'

accounts after June 30, 1989.

     1.34 Old ESOP - Non-Voting Shares means those shares

acquired without the use of a loan prior to 1982 or acquired using excess assets from certain of the Employer's terminated pension plans and completely allocated to participants' accounts pursuant to the terms of Prior ESOP No. 2 prior to 1986.  These are non-voting shares.

     1.35 Old ESOP - Voting Shares means those shares acquired by means of a loan and completely allocated to participants'

accounts pursuant to the terms of Prior ESOP No. 1 prior to July

1, 1989.  These are voting shares.

     1.36 Participant. The word "Participant" means an Employee who is eligible to participate in the Plan pursuant to Article II hereof. For purposes of the Plan, the term "Former Participant"

means a Participant whose employment with the Employer has ceased and who has not received the full benefit to which he is entitled hereunder.

     1.37 Permissive Aggregation Group. The term "Permissive

Aggregation Group" means the Required Aggregation Group plus any other qualified plan or plans of a member of the Controlled Group which, when considered as a group with the Required Aggregation

Group, would continue to satisfy the requirements of Code

Sections 401(a)(4) and 410.

     1.38 Plan. The word "Plan" means The New Swank, Inc.

Retirement Plan adopted as of the Restatement Date and as set forth in and by this document and all subsequent amendments

hereto and/or restatements hereof.

     1.39 Plan Administrator. The term "Plan Administrator" means the Committee, or such other person or persons as may be

designated as the Plan Administrator by the Committee.

     1.40 Plan Year; Limitation Year. The terms "Plan Year" and

"Limitation Year" mean the twelve (12) month period January 1 through December 31.

     1.41 Prior ESOP No. 1. The term "Prior ESOP No. 1" means the

Swank, Inc. Employee Stock Ownership Plan as amended and restated

effective January 1, 1985.

     1.42 Prior ESOP No. 2. The term "Prior ESOP No. 2" means the

Swank, Inc. Employee Stock Ownership Plan No. 2 as amended and restated effective January 1, 1985.

     1.43 Prior 401(k) Plan. The term "Prior 401(k) Plan" means the Swank, Inc. Savings Plan as amended and restated effective

January 1, 1985.

     1.44 Prior ESOP Participant. The term "Prior ESOP

Participant" means a person who was a Participant (as defined in

Prior ESOP No. 1 or Prior ESOP No. 2) in either Prior ESOP No. 1 or Prior ESOP No. 2 on December 31, 1988.

     1.45 Prior 401(k) Plan Participant. The term "Prior 401(k)

Plan Participant" means a person who was a Participant (as

defined in the Prior 401(k) Plan) in the Prior 401(k) Plan on

December 31, 1988.

     1.46 Qualified Non-Elective Contributions. The term

"Qualified Non-Elective Contributions" means Employer contribu tions other than 401(k) Contributions and Matching Contributions,

made in accordance with Section 3.2(b)(iv) and which satisfy the requirements of Treasury Regulations Section 1.401(k)-

1(g)(13)(iii).

     1.47 Qualifying Employer Securities. The term "Qualifying

Employer Securities" means common stock issued by the Company which is readily tradeable on an established securities market,

or, if none, common stock issued by the Company having a

combination of voting rights and dividend rights equal to or in excess of that class of common stock of the Company having the greatest voting power and that class of stock of the Company having the greatest dividend rights.

     1.48 Required Aggregation Group. The term "Required

Aggregation Group" means (1) each qualified plan of a member of the Controlled Group in which at least one Key Employee

participates, and (2) any other qualified plan of a member of the

Controlled Group which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) and 410.

     1.49 Restatement Date. The term "Restatement Date" means

January 1, 2001.

     1.50 Retirement Age/Date. The term "Retirement Age" means

age sixty-five (65). The term "Retirement Date" means the

Valuation Date coincident with or next succeeding the

Participant's attainment of Retirement Age.

     1.51 Rollover Contribution. The term "Rollover Contribution"

means a contribution by an Employee to this Plan which is made in accordance with Sections 401(a)(31) and/or 402(c) of the Internal

Revenue Code.

     1.52 Super Top-Heavy Plan Year. The term "Super Top-Heavy

Plan Year" shall have the same definition as "Top-Heavy Plan

Year," except that the words "90 percent" shall be substituted for the words "60 percent" in clause (a) of such definition.

This definition is repealed effective January 1, 2000.

     1.53 Termination of Employment. The words "Termination of

Employment" mean the cessation of full-time employment (other than a Leave of Absence) with the Employer and all members of the

Controlled Group.

     1.54 Top-Heavy Determination Date. The term "Top-Heavy

Determination Date" means with respect to whether a Plan Year is a Top-Heavy Plan Year, the last day of the preceding Plan Year,

except that for the first Plan Year of the Plan, it shall mean the last day of such first Plan Year.

     1.55 Top-Heavy Plan Year. The term "Top-Heavy Plan Year"

means a Plan Year with respect to which any of the following conditions exists as of the Top-Heavy Determination Date for such

Plan Year:

     (a)  If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or

Permissive Aggregation Group;

     (b)  If this Plan is part of a Required Aggregation Group

but not part of a Permissive Aggregation Group and the Top-Heavy

Ratio for the Required Aggregation Group exceeds 60 percent, or

     (c)  If this Plan is part of a Required Aggregation Group

and part of a Permissive Aggregation Group and the Top-Heavy

Ratio for the Permissive Aggregation Group exceeds 60 percent.

     1.56 Top-Heavy Ratio. The term "Top-Heavy Ratio" means the ratio the aggregate of the accounts of Key Employees on the Top-

Heavy Valuation Date bears to the aggregate of the accounts of all Employees on such Top-Heavy Valuation Date, computed in

accordance with the provisions of Code Section 416(g).

     1.57 Top-Heavy Valuation Date. The term "Top-Heavy Valuation

Date" means with respect to a Top-Heavy Determination Date the most recent valuation date occurring within the twelve (12) month period ending on the Top-Heavy Determination Date.

     1.58 Trust Agreement. The words "Trust Agreement" shall mean that certain trust agreement dated as of January 1, 1994 between the Company and the trustees named thereunder pursuant to which contributions to the Plan shall be received, held, invested and disbursed to or for the benefit of Participants, Former

Participants and their Beneficiaries and shall also mean any and all other trust agreements between the Company and the trustees named thereunder pursuant to which contributions to the Plan shall be received, invested and disbursed to or for the benefit of Participants, Former Participants and their Beneficiaries.

     1.59 Trustee. The word "Trustee" means the original Trustee appointed to administer the Trust Fund pursuant to any Trust

Agreement and any person, corporation, association or combination thereof which shall accept the appointment as a successor Trustee or additional Trustee pursuant to the applicable Trust Agreement to execute the duties of Trustee as specifically set forth herein and in the applicable Trust Agreement.  Any reference herein to

"Trustee" may be a reference to all Trustees under all Trust

Agreements or a reference to the Trustee under a specific Trust

Agreement, as the context so requires.

     1.60 Trust Fund. The term "Trust Fund" means the sum of all assets held by the Trustee or Trustees of the Trust Agreement or

Trust Agreements for purposes of this Plan.

     1.61 Valuation Date. The term "Valuation Date" shall mean

the last day of the Plan Year or any other date which the

Committee determines is necessary to value the assets of the

Plan. If any portion of the Trust Fund or any Investment Fund is invested in a manner which permits daily valuation of a

Participant's Account Balances without incremental cost or the

Committee otherwise directs, then the date of liquidation of a

Participant's investments therein for distribution or

reinvestment shall also be a Valuation Date.

     1.62 Vesting Years of Service. The term "Vesting Years of

Service" means all calendar years in which a Participant is

credited with at least one-thousand (1,000) Hours of Service with a member of the Controlled Group after it became a member of the

Controlled Group irrespective of whether such Participant is then participating in the Plan; provided, however, that if an Employee completes an Eligibility Period of Service (which is not

coincident with a Plan Year) commencing on his date of

employment, but does not receive credit for at least one-thousand

(1,000) Hours of Service during either of the Plan Years included in his Eligibility Period of Service, such Eligibility Period of

Service shall be deemed to be a Vesting Year of Service.

     Vesting Years of Service shall include Plan Years in which such Employee is credited with at least one-thousand (1,000)

Hours of Service with a predecessor employer in any case where the Employer maintains a plan of a predecessor employer or in any case in which the Employer maintains a plan which is not the plan of the predecessor employer but with respect to which it is

determined by the Board that credit hereunder with such

predecessor employer should be given.




           ARTICLE II - ELIGIBILITY AND PARTICIPATION



     2.1  Requirements For Eligibility and Participation.

     (a)  Each person other than a Leased Employee, who,

immediately prior to the Restatement Date was eligible to be a

Participant shall as of the Restatement Date continue to be

eligible to be a Participant.

     (b)  Each other Employee except for (i) a person who is

covered by any other qualified pension plan to which the Employer contributes other than that provided under the Social Security

Act or other similar laws of the United States or any state, (ii)

a person included in a unit of employees covered by a collective bargaining agreement with respect to which retirement benefits have been the subject of good faith bargaining, unless such

collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement and this Plan shall provide, and (iii) a Leased

Employee, shall be eligible to participate in the Plan as

follows:

     (i) with respect to 401(k) Contributions, New ESOP - Non-

         Voting Shares Contributions and New ESOP - Voting

         Shares Contributions, on the applicable Entry Date next

         following the date on which the Employee first performs

         an Hour of Service; and

     (ii)with respect to Matching Contributions, on the

         applicable Entry Date coincident with or next following

         the later of (i) attainment by such Employee of age

         twenty-one (21) or (ii) completion by such Employee of

         one (1) Eligibility Period of Service.

     (iii)     notwithstanding the foregoing, effective on and

after January 1, 2002, with respect to 401(k) Contributions, New

ESOP - Non-Voting Shares Contributions, New ESOP - Voting Shares

Contributions and Matching Contributions, on the applicable Entry

Date coincident with or next following the later of (i)

attainment by such Employee of age twenty-one (21) or (ii)

completion by such Employee of one (1) Eligibility Period of

Service.  Participation status shall continue so long as the

Participant remains an Employee and there has been no Termination of Employment.

     2.2  Designation of Beneficiary. Each Participant shall designate in writing a Beneficiary to receive his benefits hereunder in the event of death.

2.3  Effect of Leave of Absence. If any Employee is on a Leave of

Absence after he has become a Participant, he shall continue to remain a Participant during the period of such Leave of Absence and except as otherwise determined by the Committee on a uniform and nondiscriminatory basis applicable to all Participants shall be credited solely for purposes of determining Vesting Years of

Service, with the same number of Hours of Service as if such Employee were actively employed during such period of Leave of

Absence.  However, during the period of such Leave of Absence, no contributions shall be allocated to the credit of his Account except in respect of Compensation he receives directly from the

Employer during each Plan Year including all or part of such

Leave of Absence.  If such Participant does not return to the employ of the Employer prior to the expiration of such Leave of

Absence, it shall be conclusively presumed that his employment was terminated on or as of the date of the commencement of such

Leave of Absence. However, if the death of such Participant

occurs prior to the expiration of such Leave of Absence, the death benefit under Article V, based on his participation, shall be payable; and if he shall become totally and permanently

Disabled, he shall be entitled to the benefit as provided for a totally and permanently Disabled Participant in Article V.

Anything contained in this Plan to the contrary notwithstanding,

on and after December 12, 1994, contributions, benefits and

service credits with respect to a Leave of Absence due to

qualified military service will be provided in accordance with

Section 414(u) of the Internal Revenue Code.

     2.4  Joint Employment. Any Participant employed by more than one Employer shall be considered an Employee of each such

Employer for the purpose of the Plan except that concurrent

employment with more than one (1) Employer shall not result in a duplication of Eligibility Years of Service.

     2.5  Service For Less Than 1,000 Hours. A Participant who is

not on Leave of Absence and who does not incur a Termination of

Employment but who fails to be credited with at least one-

thousand (1,000) Hours of Service during a Plan Year shall

continue to be a Participant but shall not receive a share of

Discretionary Contributions with respect to such Plan Year.

     2.6  Termination of Employment.A Participant who incurs a

Termination of Employment and is thereafter re-employed as an

Employee shall be immediately eligible to participate herein on his date of re-employment.  An Employee who incurs a Termination of Employment prior to becoming a Participant but after

completing an Eligibility Period of Service and is re-employed

(i) shall be immediately eligible to participate herein with respect to Section 2.1(b)(i) on his date of re-employment and

(ii) shall be eligible to participate herein with respect to

Section 2.1(b)(ii) on the later of (a) the Eligibility Date

coincident with or next following the completion of the

Eligibility Period of Service and (b) his date of re-employment.

     2.7  Assent to Terms of Plan. Each Participant shall be

deemed conclusively for all purposes to have assented to the terms of the Plan and shall be bound thereby with the same force and effect as if he had executed the Plan and the Trust Agreement as a party thereto.



                   ARTICLE III - CONTRIBUTIONS



     3.1  401(k) Contributions.

     (a)  Each Participant may, subject to the provisions of

Section 3.7, elect to contribute to the Plan a percentage of his or her Compensation for such Plan Year by authorized Compensation reductions. The percentage of 401(k) Contributions shall be

designated on such form as may be prescribed by the Committee.

The Committee may, in its discretion and on a uniform and non-

discriminatory basis, permit Participants to designate dollar amounts rather than percentages. Any contributions under this

Section 3.1 shall be credited to the Participant's 401(k)

Contributions Account.

     (b)  Election. The election pursuant to this Section 3.1

shall be made by a Participant in writing, in such form as may be prescribed by the Committee, at least fifteen (15) days prior to the Entry Date with respect to which the election is to be

effective. The Committee may, in its discretion, waive the

fifteen (15) day notice period set forth in the preceding sen tence. Such election shall be deemed to authorize the Employer to make reductions to a Participant's Compensation for the purpose of making 401(k) Contributions under this Section 3.1.

     (c)  Change or Suspension in Rate of 401(k) Contribution. As

of the end of each quarter of each Plan Year, a Participant may elect to decrease or increase the rate of 401(k) Contributions made on such Participant's behalf to a different percentage to be effective as of the first day of the next quarter Plan Year by filing a notice to that effect with the Committee.  A Participant may suspend 401(k) Contributions at any time by filing a notice to that effect with the Committee. A Participant may again have

401(k) Contributions made on the Participant's behalf as of the first day of a Plan Year subsequent to such prior suspension by filing 'notice to that effect with the Committee. All notices pursuant to this Subsection 3.1(c) shall be filed at least

fifteen (15) days prior to the date with respect to which such change, suspension or resumption in the rate of 401(k)

Contributions is to be effective. All notices filed pursuant to this Subsection 3.1(c) shall be effective as soon as practicable.

The Committee may, in its discretion and on a uniform and non-

discriminatory basis, waive the fifteen (15) day notice period set forth herein and permit changes or suspensions in the rate of

401(k) Contributions to be effective as of such dates designated by the Committee.

     3.2  Discretionary Contributions.

     (a)  For each Plan Year, in addition to 401(k) Contributions set forth in Section 3.1, the Employer may, in its sole

discretion, contribute to the Plan such amount as the Employer may claim as a deduction pursuant to Code Section 404 on its federal income tax return for the current taxable year.

     (b)  Discretionary Contributions may take any, all or any

combination of the following forms:

          (i)  Matching Contributions (within the meaning of Code Section

               401(m)(4)) which, if made, may be made in the form of cash,

               Qualifying Employer Securities, or any combination thereof, in the discretion of the Employer;

          (ii) New ESOP - Voting Shares Contributions, which, if made, may be in the form of cash which shall be used to purchase Qualifying

               Employer Securities, or Qualifying Employer Securities which may be purchased with the proceeds of an Exempt Loan, in the

               discretion of the Employer.

          (iii)     New ESOP - Non-Voting Shares Contributions, which if

               made, may be in the form of cash which shall be used to purchase

               Qualifying Employer Securities, or Qualifying Employer

               Securities, in the discretion of the Employer.

          (iv) Qualified Non-Elective Contributions, which, if made, may be made in the form of cash or Qualifying Employer Securities or any combination thereof, in the discretion of the Employer, and shall be credited to applicable Participants' 401(k) Contributions

               Accounts.

     (c)  Anything contained herein to the contrary

notwithstanding, for the Plan Year beginning January 1, 2000 and ending December 31, 2000, the Employer shall contribute New ESOP

- Voting Shares Contributions and or New ESOP Non-Voting Shares

Contributions on behalf of each Participant in a total amount equal to at least three (3) percent of each Participant's

compensation.  Each Participant shall at all times be 100% vested in each such contribution.  It is the Employer's intent that this

Section 3.2(c) satisfy the requirements of Internal Revenue Code

Sections 401(m)(1)(A)(ii) and that as a result, the Plan will not be subject to the nondiscrimination tests contained in Sections

3.6, 3.8, and 3.9 for the above mentioned Plan Year.

     (d)  Effective on and after January 1, 2001, at any time

during a Plan Year, but not later than 30 days before the last day of the Plan Year, the Company may amend the Plan to require the Company to contribute, for such Plan Year, on behalf of each

Employee eligible to participate in the Plan pursuant to Section

2.1(b)(i) an amount equal to three percent (3%) of each such

Employee's Compensation.  If the Plan is to be so amended, the

Pan Administrator shall notify, no later than 30 days before the last day of the Plan Year, each such Employee that such three percent (3%) contribution shall be made for the Plan Year.

Contributions made under this Section 3.2(c) may be made in the form of cash, Qualifying Employer Securities, or any combination thereof, in the discretion of the Employer, and shall be credited to Participants' 401(k) Non-Voting Shares Contributions Accounts

and or 401(k) Voting Shares Contributions Accounts.  Each

Participant shall at all times be 100% vested in each such

contribution.  It is the Company's intent that any amendment to the Plan pursuant to this Section 3.2(c) satisfy the requirements of Internal Revenue Code Sections 401(k)(12)(C) and

401(m)(11)(A)(i) and that, as a result, the Plan will not be subject to the nondiscrimination tests contained in Sections 3.6,

3.8 and 3.9 for any Plan Year with respect to which the Plan is so amended.

     3.3  Time of Payment. Payment of a Discretionary

Contribution and any contribution pursuant to Section 3.2(c) (or any portion thereof) for any Plan Year may be made from time to time at the direction of the Employer's Board of Directors but in no event later than the date prescribed by law for filing the

Employer's federal income tax return, including extensions

thereof, for the taxable year in which the Employer will deduct such contribution.

     3.4  Contributions After Normal Retirement Age.

     (a)  A Participant who has attained Normal Retirement Age

may continue to have contributions made on such Participant's behalf in accordance with Sections 3.1 and 3.2.

     (b)  A Participant who has commenced to receive

distributions of such Participant's Account Balance pursuant to

Article VIII may continue to have contributions made on such

Participant's behalf in accordance with Sections 3.1 and 3.2.

     3.5  Return of Employer Contributions; Deductibility.

     (a)  Notwithstanding the provisions of Section 3.1 and 3.2,

contributions shall be returned to an Employer under the

following circumstances:

          (i)  Mistake. If and to the extent that any contribution was made by a mistake in fact, the Committee may direct the Trustee to return the contribution to the Employer making such mistake at any time within one (1) year after the payment of such

               contribution.

          (ii) Failure to Qualify. If and to the extent that the Internal

               Revenue Service determines that the Plan or Trust does not qualify under the provisions of Code Sections 401(a) or 501(a),

               respectively, either in its entirety or with respect to any

               Employer, all contributions made by any Employer with respect to whom the Plan or Trust does not qualify by or after the date as of which the failure to qualify is deemed to have occurred shall be returned to such Employer by the Trustee, upon direction given by the Committee to the Trustee, within one (1) year after the date of denial of qualification.

          (iii) Nondeductibility. If and to the extent that the

               Internal Revenue Service determines that a contribution is not deductible under Code Section 404, the Committee shall direct the

               Trustee to return the contribution to the Employer making such contribution at any time within one (1) year after the date of disallowance.

          (iv) Adjustments. Any contribution returned pursuant to this

               Section 3.5 shall be adjusted to reflect its proportionate share of the Trust Fund's losses but not profits.

          (v)  Limitation on Rights. Notwithstanding any provision of this

               Plan to the contrary, the right or claim of any Participant,

               Former Participant or Beneficiary to any asset of the Trust or to any benefit under the Plan shall be subject to and limited by the provisions of this Section 3.5.

     All contributions shall be conditioned upon qualification of the Plan and Trust under Code Sections 401(a) and 501(a) and the deductibility of such contributions under Code Section 404.

     3.6  Limitations on 401(k) Contributions.

     (a)  Notwithstanding the provisions of Section 3.1, in no

event shall the 401(k) Contributions for any Participant for any calendar year exceed the limitation prescribed under Code Section

402(g)(1) (as adjusted in accordance with Code Section 415(d))

for such calendar year.

     (b)  Notwithstanding the provisions of Section 3.1,

effective on and after January 1, 1997, the Committee shall limit the amount of 401(k) Contributions made on behalf of each

Employee who is a Highly Compensated Employee who is eligible to participate any time during the Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

          (i)  the "Actual Deferral Percentage" (as hereinafter defined)

               for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual

               Deferral Percentage for the preceding Plan Year of all other

               Employees eligible to participate in the Plan multiplied by 1.25;

               or

          (ii) the excess of the Actual Deferral Percentage for the group of Employees eligible to participate in the Plan who are Highly

               Compensated Employees over the Actual Deferral Percentage for the preceding Plan Year of all other Employees eligible to

               participate is not more than two percentage points, and the

               Actual Deferral Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is

               not more than the Actual Deferral Percentage for the preceding

               Plan Year of all other Employees eligible to participate in the

               Plan multiplied by 2.0.

      (c) For purposes of this Section 3.6, the term "Actual

Deferral Percentage" shall mean, for any specified group of

Employees eligible to participate in the Plan, the average of such Employees' Deferral Percentages (as defined below). For purposes of this Section 3.6, the term "Deferral Percentage shall mean, for any Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

          (i)  the aggregate of the 401(k) Contributions which, in

               accordance with the rules set forth in Treasury Regulation

               Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year,

          (ii) to such Employee's Code Section 414(s) compensation for such

               Plan Year. For this purpose, Code Section 414(s) compensation shall mean compensation as described under Code Section 415(c)(3)

               and the regulations thereunder, and shall on and after January 1,

               1998 also include all amounts currently not included in the

               Employee's gross income by reason of Code Sections 125,

               402(g)(3), and 132(F), and 402(a)(8). Notwithstanding the

               previous sentence, Code Section 414(s) compensation shall mean W-

               2 compensation as described in Treasury Regulation Sections

               1.414(s)1(d)(2) and 1.415-2(d)(11), and shall also include all amounts currently not included in the Employee's gross income by reason of Code Sections 125 and 402(g)(8). In the case of an

               Employee who begins, resumes, or ceases to be eligible to make

               401(k) Contributions during a Plan Year, the amount of Code

               Section 414(s) compensation included in the Actual Deferral

               Percentage test is the amount of Code Section 414(s) compensation received by the Employee during the entire Plan Year.



     (d)  The Deferral Percentage for any Participant who is a

Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions made on his behalf under two or more arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such 401(k)

Contributions were made under a single arrangement.  If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury

Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Code Sections 401(k),

401(a)(4), or 410(b), then the provisions of this Section 3.6 shall be applied by determining the Actual Deferral Percentage of

Employees who are eligible to participate in the Plan as if all such plans were a single plan.

     (e)  In determining the Deferral Percentage for a Plan Year for a Highly Compensated Employee, the 401(k) Contributions and

Code Section 414(s) compensation of such Participant shall, to the extent required under Treasury Regulation Section 1.401(k)-

1(g)(ii)(C), be aggregated with the 401(k) Contributions and Code

Section 414(s) compensation of any individual who is a "Family

Member" (as hereinafter defined).  The Deferral Percentage

obtained by such aggregation shall be combined with the Deferral

Percentages of the Highly Compensated Employees who are

Participants' in determining the Actual Deferral Percentage for such group. Any Participant or Family Member whose Deferral

Percentage is so aggregated shall not have his Deferral

Percentage separately taken into account with respect to any group of Employees in determining the Actual Deferral Percentage for such group. For purposes of this Section 3.6 and Section 3.9,

a Family Member for this purpose means, with respect to any

Highly Compensated Employee described in Section 414(q)(6)(A) of the Code, an individual described in Section 414(q)(6)(B) of the

Code.  This Section 3.6(e) is repealed effective January 1, 1997.

     (f)  Solely for the purpose of this Section 3.6, the term

"401(k) Contributions" shall, to the extent elected by the

Committee in accordance with applicable law, include such other contributions, including, without limitation, Qualified Non-

Elective Contributions, if any, which, in accordance with

Treasury Regulation Section 1.401(k)-1(b)(5), may be aggregated with such 401(k) Contributions for purposes of demonstrating compliance with the requirements of Code Section 401(k)(3).

     (g)  In the event the Committee determines prior to any

payroll period that the amount of 401(k) Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.6 to be exceeded, the amount of 401(k)

Contributions allowed to be made on behalf of Participants who are Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) shall be reduced to a rate

determined by the Committee (including a rate of 0% if the

Committee so determines), and any elections of future 401(k)

Contributions which exceed the rate determined by the Committee shall be deemed to be after-tax contributions for the remainder of the Plan Year, notwithstanding the limitations on contribution rate changes in Section 3.1. Except as is hereinafter provided,

the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall

prescribe.

     (h)  Notwithstanding the foregoing and except as otherwise set forth herein, with respect to any Plan Year in which 401(k)

Contributions on behalf of Participants who are Highly

Compensated Employees exceed the applicable limit set forth in this Section 3.6 ("Excess 401(k) Contributions"), the Committee

shall reduce the amount of the Excess 401(k) Contributions made on behalf of the Participants who are Highly Compensated

Employees (by reducing such contributions in order of Deferral

Percentages beginning with the highest but, effective on and after January 1, 1997, by reducing such contributions in order of the highest dollar amount of elected deferrals), and shall

distribute such Excess 401(k) Contributions (along with earnings attributable to such Excess 401(k) Contributions, determined in accordance with paragraph (i)) to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.  If, by application of the provisions of the preceding paragraph, Excess 401(k) Contributions are

required to be distributed to a Participant and one or more of his Family Members whose Deferral Percentages are required to be aggregated in accordance with this Section 3.6, the amount of the

Excess 401(k) Contributions (and income allocable thereto) to be distributed to each such individual shall be determined by

multiplying such Excess 401(k) Contributions by a fraction, the numerator of which is each such individual's 401(k) Contributions for the Plan Year, and the denominator of which is the aggregate

401(k) Contributions contributed on behalf of the Participant and his Family Member(s) for the Plan Year.  The preceding sentence is repealed effective January 1, 1997.

     (i)  Income on a Participant's Excess 401(k) Contributions

for the Plan Year in which such Excess 401(k) Contributions occur shall be determined in the manner provided for in Article IV.

Distributions after the end of the Plan Year shall not include income for the period between the last day of the Plan Year and the date of the distribution.

     (j)  Notwithstanding any distributions pursuant to the

foregoing provisions, Excess 401(k) Contributions shall be

treated as Annual Additions for purposes of Sections 4.5 and

4.10.

     (k)  Distributions pursuant to this Section 3.6 shall be

made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which any such

distribution is made.

     (l)  The Committee may, to the extent permitted under Treasury

Regulation Section 1.401(k)-(f)(3), recharacterize as after-tax contributions for such Plan Year all or a portion of the 401(k)

Contributions for Participants who are Highly Compensated

Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.6.

     (m)  The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.6 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and non-

discriminatory manner.

     (n)  The Committee also shall take all appropriate steps to meet the aggregate limitation test contained in Section 3.10.

     3.7  Distributions of Excess Deferrals.

     (a)  Notwithstanding any other provision of the Plan, Excess

401(k) Amounts (as hereinafter defined) of a Participant in

respect of a calendar year, plus any income and minus any loss allocable thereto for both the calendar year and the period

between the end of the calendar year and the date the

distribution is made, as determined pursuant to Code Section

401(k) and regulations promulgated thereunder, shall be

distributed to such Participant no later than the April 15

following the end of such calendar year.

     (b)  For purposes of this Section 3.7, "Excess 401(k)

Amounts" shall mean the amount of a Participant's 401(k) Contri butions (and other "elective deferrals" within the meaning of

Code Section 402(g)(3)(A)) for a calendar year made to the Plan or any other 401(k) Plan in excess of the limitation prescribed under Code Section 402(g)(1) for such calendar year.

     (c)  The amount of excess 401(k) Contributions to be

recharacterized or distributed under Section 3.6 with respect to a Participant for the Plan Year shall be reduced by any Excess

401(k) Amounts previously distributed to such Participant under this Section 3.7 for the Participant's taxable year ending with or within such Plan Year.

     (d)  The amount of Excess 401(k) Amounts that may be

distributed under this Section 3.7 with respect to a Participant for a taxable year shall be reduced by any excess 401(k)

Contributions previously distributed to such Participant or

recharacterized with respect to such Participant for the Plan

Year beginning with or within such taxable year.

     3.8  Limitation on Matching Contributions.

     (a)  Notwithstanding the foregoing provisions of Article

III, effective on and after January 1, 1997, the Committee shall limit the amount of Matching Contributions made by or on behalf of each Employee which is a Highly Compensated Employee who is eligible to participate in the Plan at any time during the Plan

Year, to the extent necessary to ensure that either of the

following tests is satisfied:

          (i)  the "Actual Matching Contribution Percentage" (as

               hereinafter defined) for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is

               not more than the Actual Matching Contribution Percentage for the preceding Plan Year of all other Employees eligible to

               participate in the Plan multiplied by 1.25; or

          (ii) the excess of the Actual Matching Contribution Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees over the Actual Matching

               Contribution Percentage for the preceding Plan Year of all other

               Employees eligible to participate in the Plan is not more than two percentage points, and the Actual Matching Contribution

               Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual Matching Contribution Percentage for the preceding

               Plan Year of all other Employees eligible to participate in the

               Plan multiplied by 2.0.

      (b) For purposes of this Section 3.8 the term "Actual

Matching Contribution Percentage" shall mean, for any specified group of Employees eligible to participate in the Plan, the

average of such Employees' Matching Contribution Percentages (as defined below).

     (c)  For purposes of this Section 3.8, the term "Matching

Contribution Percentage" shall mean, for an Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

          (i)  the aggregate of the Matching Contributions (which, in accordance with the rules set forth in Treasury Regulation

               Section 1.401(m)-1(b)(4), are taken into account with respect to such Plan Year), to

          (ii) such Employee's Code Section 414(s) compensation in the Plan is not more than two percentage points, and the Actual Matching

               Contribution Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is

               not more than the Actual Matching Contribution Percentage of all other Employees eligible to participate in the Plan multiplied by

               2.0.

     (d)  For purposes of this Section 3.8 the term "Actual

Matching Contribution Percentage" shall mean, for any specified group of Employees eligible to participate in the Plan, the

average of such Employees' Matching Contribution Percentages (as defined below).

     (e)  For purposes of this Section 3.8, the term "Matching

Contribution Percentage" shall mean, for an Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

          (i)  the aggregate of the Matching Contributions

               (which, in accordance with the rules set forth in

               Treasury Regulation Section 1.401(m)-1(b)(4), are

               taken into account with respect to such Plan

               Year), to such Employee's Code Section 414(s)

               compensation.

     (f)  The Matching Contribution Percentage for a Participant

who is a Highly Compensated Employee for the Plan Year and who is

to have matching employer contributions (within the meaning of

(Code Section 401(m)(4)(A)) made on his behalf under two or more plans described in' Code Section 401(a) that are maintained by the Employer, shall be determined as if the total of such

matching employer contributions were made under a single

arrangement.  If the Plan is permissibly aggregated or is

required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(m)

1(b)(3) for purposes of determining whether or not such plans satisfy Code Sections 401(m), 401(a)(4), or 410(b), then the provisions of this Section 3.8 shall be applied by determining the Actual Matching Contribution Percentage of Employees who are

eligible to participate in the Plan as if all such plans were a single plan.

     (g)  In determining the Matching Contribution Percentage of a Highly Compensated Employee, Matching Contributions and Code

Section 414(s) compensation of such Participant shall, to the extent required under Treasury Regulation Section 1.401(m)-

1(f)(1)(ii)(C), reflect the Matching Contributions on behalf of,

and the Code Section 414(s) compensation of, any individual who is a Family Member (as that term is defined in Section 3.6).  The

Matching Contribution Percentage obtained by such aggregation shall be combined with the Matching Contribution Percentages of the applicable group of Highly Compensated Employees in

determining the Matching Contribution Percentage for such group.

Any Participant or Family Member whose Matching Contribution

Percentage is so aggregated shall not have his Matching

Contribution Percentage separately taken into account with

respect to any group of Employees in determining the Matching

Contribution Percentage for such group.  This Section 3.8(g) is repealed effective January 1, 1997.

     (h)  Solely for the purpose of this Section 3.8, the term

"Matching Contribution" shall, to the extent elected by the

Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation

Section 1.401(m)-1(b)(5), may be aggregated with such Matching

Contributions for purposes of demonstrating compliance with the requirements of Code Section 401(m)(2).

     (i)  In the event it is determined prior to any payroll

period that the amount of Matching Contributions to be made

thereafter is likely to cause the limitation prescribed in this

Section 3.8 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Participants who are Highly

Compensated Employees (and/or such other Participants as the

Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so

determines), notwithstanding the limitations on contribution rate changes in Section 3.1.  Except as is hereinafter provided, the

Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

     (j)  Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Matching Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.8, the Committee shall reduce the amount of the excess Matching Contributions made by or on behalf of the Participants who are Highly Compensated

Employees (by reducing such contributions in order of Matching

Contribution Percentages, beginning with the highest but,

effective on and after January 1, 1997, by reducing such

Contributions in order of the highest dollar amount of Matching

Contributions) and shall distribute such excess Matching

Contributions (along with earnings attributable to such excess contributions, determined pursuant to paragraph (i)) to the

affected Participants who are Highly Compensated Employees as

soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.  In the event that Matching Contributions (and earnings attributable to such contributions) that are to be returned pursuant to this

Section 3.8 are not vested, they shall be forfeited. If, by

application of the provisions of the preceding paragraph, excess

Matching Contributions are to be distributed to a Participant and one or more of his Family Members whose Matching Contribution

Percentage is required to be aggregated in accordance with this

Section 3.8, the amount of the excess Matching Contributions (and income allocable thereto) to be distributed to each such

individual shall be determined by multiplying such excess

Matching Contributions by a fraction, the numerator of which is each such individual's Matching Contributions for the Plan Year,

and the denominator of which is the aggregate Matching

Contributions contributed by or on behalf of the Participant and the Family Member(s) for the Plan Year.  The preceding sentence is repealed effective January 1, 1997.

     (k)  Income on excess Matching Contributions for the Plan

Year in which such excess occurs shall be determined in the

manner provided for in Article IV. Distributions made after the end of the Plan Year shall not include income for the period between the last day of the Plan year and the date of the

distribution.

     (l)  Notwithstanding any distributions pursuant to the

foregoing provisions, excess Matching Contributions shall be treated as Annual Additions for purposes of Section 4.5 and 4.10.

     (m)  Distributions pursuant to this Section 3.8 shall be

made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distribution is made.

     (n)  The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.8 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and non-

discriminatory manner.

     (o)  The Committee shall also take all appropriate steps to meet the aggregate limitation test contained in Section 3.9.

     3.9  Aggregate Limitation. Any other provision of the Plan to the contrary notwithstanding, the provisions of this Section

3.9 shall apply if the conditions of both (a) and (b) below are satisfied.

     (a)  the sum of (i) the "Actual Deferral Percentage" (as

defined in Section 3.7) for the group of Highly Compensated

Employees who are eligible to participate in the Plan and (ii)

the "Actual Matching Contribution Percentage" (as defined in

Section 3.8 of the Plan) for such group of Highly Compensated

Employees exceeds the "Aggregate Limit" (as hereinafter defined),

and

     (b)  both (i) the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan exceeds 125% of the Actual Deferral Percentage of all other Employees who are eligible to participate in the Plan and

(ii) the Actual Matching Contribution Percentage of such group of

Highly Compensated Employees exceeds 125% of the Actual Matching

Contribution Percentage of all such other Employees.  The term

"Aggregate Limit" means the greater of the sum of (i) and (ii)

below or the sum of (iii) and (iv) below:

          (i)  125% of the greater of (1) the Actual Deferral

               Percentage of the group of Employees eligible

               to participate in the Plan who are not Highly Compensated

               Employees, or (2) the Actual Matching Contribution Percentage

               of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, and

(ii) Two (2) plus the lesser of clauses (i)(1) or (i)(2) above
(
but in no event more than 200% of the lesser of clauses (i)(1)

or (i)(2) above).

(iii)     125% of the lesser of (1) the Actual Deferral

Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compensated Employees, or (2) the

Actual Matching Contribution Percentage of the group of Employees eligible to participate in the Plan who are not Highly Compen sated Employees, and'

(iv) Two plus the greater of clauses (iii)(1) or (iii)(2) above

(but in no event more than 200% of the greater of clauses

(iii)(1) or (iii)(2) above).

     If the Actual Deferral Percentage and/or Actual Matching

Contribution Percentage for the group of Highly Compensated

Employees who are eligible to participate in the Plan, determined after any corrective distribution or recharacterization of excess amounts in accordance with the provisions of Sections 3.6 and 3.8 have been made, exceeds an amount which would cause the limits set forth in the foregoing provisions of this Section 3.9 to be exceeded, the amount of 401(k) Contributions and the amount of

Matching Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in accordance with Sections 3.6 and 3.8, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 3.9.  This Section 3.9 is repealed

effective January 1, 2002.

     3.10      Withdrawal of 401(k) Contributions.

     (a)  Subject to paragraph (b) below, a Participant may

withdraw amounts from his 401(k) Contribution Account including pre-1989 investment earnings but excluding post - 1988 investment earnings, prior to his Termination of Employment on account of hardship as set forth below.

     (b)  A distribution will be made on the account of hardship if the distribution is (i) made on account of an immediate and heavy financial need of the Participant (as described in

paragraph (c) below) and (ii) the distribution is necessary to satisfy such financial need (as described in paragraph (d)

below).  Such distribution shall be limited to the amount of a

Participant's 401(k) Contributions without regard to any earnings thereon, reduced by the amount of any previous distributions on account of hardship. A distribution based upon hardship shall not exceed the amount required to meet the immediate financial needs created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of hardship and the amount required to be distributed to meet the need created by the hardship shall be determined by the Committee or in accordance with regulations issued by the Secretary of the

Treasury. A distribution may be treated as necessary to satisfy a financial need if the Committee relies on written representations by the Participant, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved: (i)

through reimbursement or compensation by insurance or otherwise;

(ii) by liquidation of the Participant's assets; (iii) by

cessation of 401(k) Contributions, or (iv) by other distributions or nontaxable loans (at the time of the loan) from plans

maintained by the Company or another employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need; provided, however, that a need cannot be reasonably relieved if the effect would be to increase the amount of the need.

     (c)  For purposes of this Section 3.10, a distribution will be deemed to be made on account of an immediate and heavy

financial need if the distribution is for:

          (i)  expenses for medical care described under Code Section

               213(d) previously incurred by the Participant, the Participant's spouse or the Participant's dependents (as defined in Code

               Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d).

          (ii) costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments);

          (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant,

               the Participant's spouse, the Participant's children or

               dependents (as defined in Code Section 152);

          (iv) payments necessary to prevent the eviction of the

               Participant from his principal residence or the foreclosure on the mortgage on the Participant's principal residence; or

          (v)  such other events that the Commissioner of the Internal

               Revenue Service may from time to time specify.

     The amount of an immediate and heavy financial need may

include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

     (d)  For purposes of this Section 3.10, a distribution will be deemed necessary to satisfy a financial need if:

          (i)  the distribution is not in excess of the amount of the need arising under paragraph (c) above;

          (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans that are currently available under the Plan and all other plans maintained by the Company;

          (iii) the Participant may not make 401(k) Contributions to the Plan or to any other plans maintained by the Company for the twelve month period beginning on the date the Participant

               receives a distribution pursuant to this Section 3.10; and

          (iv) the Participant's maximum 401(k) Contributions to the Plan

               (and all other plans maintained by the Company) for the

               Participant's tax year following the tax year in which the

               Participant receives a distribution under this Section 3.10, is reduced to an amount equal to: (x) the Code Section 402(g) limit for such following tax year, minus (y) the amount of the

               Participant's 401(k) Contributions for the tax year in which the

               Participant receives a distribution from the Plan pursuant to this Section 3.10.

     3.11 Plan Transfers. Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct

          rollover.


          (i)  Section 3.11 Definitions.

               Eligible rollover distribution: An eligible

          rollover distribution is any distribution of all or any

          portion of the balance to the credit of the

          distributee, except that an eligible rollover

          distribution does not include: any distribution that is

          one of a series of substantially equal periodic

          payments (not less frequently than annually) made for

          the life (or life expectancy) of the distributee or the

          joint lives (or joint life expectancies) of the

          distributee and the distributee's designated

          beneficiary, or for a specified period of ten years or

          more; any distribution to the extent such distribution

          is required under Code Section 401(a)(9); any hardship

          distribution made pursuant to Section 3.10 on or after

          January 1, 1999; and the portion of any distribution

          that is not includible in gross income (determined

          without regard to the exclusion for net unrealized

          appreciation with respect to employer securities).

               Eligible retirement plan: An eligible retirement

          plan is an individual retirement account described in

          Code Section 408(a); an individual retirement annuity

          described in Code Section 408(b); an annuity plan

          described in Code Section 403(a), or a qualified trust

          described in Code Section 401(a), that accepts the

          distributee's eligible rollover distribution.  However,

          in the case of an eligible rollover distribution to the

          surviving spouse, an eligible retirement plan is an

          individual retirement account or individual retirement

          annuity.

               Distributee: A distributee includes an Participant

          or Former Participant. In addition, the Participant's

          or Former Participant's surviving spouse and the

          Participant's or Former Participant's spouse or former

          spouse who is the alternate payee under a qualified

          domestic relations order, as defined in Code Section

          414(p), are distributees with regard to the interest of

          the spouse or former spouse.

               Direct rollover: A direct rollover is a payment by

          the Plan to the eligible retirement plan specified by

          the distributee.

     3.12 Withdrawal From Employee Account. Upon at least thirty

(30) days prior notice on a form prescribed therefor and filed with the Committee, a Participant may elect to withdraw any

amount up to the total amount of his contributions to his

Employee Account, but no more than the amount in his Employee

Account valued as of the Valuation Date next following such

election.



            ARTICLE IV - ALLOCATION OF CONTRIBUTIONS

                AND ADMINISTRATION OF TRUST FUNDS



     4.1  Establishment of Separate Accounts. The Committee shall maintain (i) a 401(k) Contributions Account; (ii) a Matching

Contributions Account; (iii) an Old ESOP - Non-Voting Shares

Contributions Account; (iv) an Old ESOP - Voting Shares

Contributions Account; (v) a New ESOP - Non-Voting Shares

Contributions Account; (vi) a New ESOP - Voting Shares

Contributions Account; (vii) a 401(k) Plan Non-Voting Shares

Contribution Account; (viii) a 401(k) Plan Voting Shares

Contributions Account, (ix) an Employee Account and (x) a

Rollover Account.  Each Participant's Account Balance shall

include the amounts credited thereto in accordance with the

provisions of Section 4.2. The Committee, in its discretion, may establish and maintain such additional accounts and subaccounts as it determines necessary for the administration of the Plan.

     4.2  Allocations To Accounts. As of each valuation Date, the

Committee shall determine the current fair market value of the

Trust Fund, less the amount of all expenses which have been

incurred but not paid. The Accounts of all Participants shall then be adjusted in the following manner:

     (a)  First, there shall be credited (i) to a Participant's

401(k) Contribution Account, such Participant's 401(k)

Contributions, (ii) to a Participant's Rollover Account such

Participant's Rollover Contributions, if any, (iii) to a

Participant's Matching Contributions Account, Matching

Contributions for a Plan Year, if any, if such Participant is employed by an Employer (or on Leave of Absence) on the last day of such Plan Year, (iv) to a Participant's 401(k) Non-Voting

Shares Contributions Account, 401(k) Non-Voting Shares

Contributions for a Plan Year, if any, and (v) to a Participant's

401(k) Voting Shares Contributions Account, 401(k) Voting Shares

Contributions, for a Plan Year, if any.

     (b)  Second, there shall then be credited or debited to the

Accounts (other than the ESOP Accounts and the 401(k) Non-Voting

Shares Contributions Account and the 401(k) Voting Shares

Contributions Account) of each Participant who was a Participant on the preceding Valuation Date, a portion of the net earnings and increase or decrease in the value of the Trust Fund since the preceding Valuation Date.  The Committee shall credit or debit such earnings and increase or decrease in value to each Account

(other than the ESOP Accounts and the 401(k) Non-Voting Shares

Contributions Accounts and the 401(k) Voting Shares Contributions

Accounts) in the proportion that the Account Balance as of the preceding Valuation Date bears to the aggregate Account Balances as of the preceding Valuation Date.  Allocations of gains and losses in respect of Old ESOP - Voting Shares Contributions

Accounts, New ESOP - Voting Shares Contributions Accounts and

401(k) - Voting Shares Contributions Accounts shall be made in accordance with Section 6.3(c). Allocations of gains and losses in respect of Old ESOP - Non-Voting Shares Contributions

Accounts, New ESOP - Non-Voting Shares Contributions Accounts and

401(k) - Non-Voting Shares Contributions Accounts shall be made in accordance with Section 6.4(c).

     (c)  Third, New ESOP - Voting Shares Contributions and New

ESOP - Non-Voting Shares Contributions, for any Plan Year shall be apportioned as of the last day of the Plan Year among

Participants employed (or on Leave of Absence) on the last day of the Plan Year on the basis of the respective amounts of

Compensation of such Participants so that the amount allocated to each Participant's Account shall be that portion of the total contribution which such Participant's Compensation during his period of participation for that Plan Year bears to the aggregate

Compensation of all such Participants for that Plan Year.

     (d)  Fourth, the Committee shall determine the value of the forfeiture determined under Article V of each Participant who has incurred a forfeiture as of the Valuation Date of the current

Plan Year. Forfeitures shall be allocated as provided in Section

4.2(c) as if they were a contribution made by the Employer. If a forfeiture causes the limitation described in Section 4.5 to be exceeded, any excess shall be credited to a suspense account until the next Valuation Date at which time any balance in the suspense account shall be treated as forfeiture under Section 4.6 during the succeeding Plan Year. No amount shall be considered as forfeited until a Participant has incurred one (1) Break in

Service Year. During the period beginning on a Participant's separation from service and ending on the Valuation Date on which his forfeiture occurs, such forfeiture shall be maintained as a separate account. If a Participant returns to the service of the

Employer without having incurred one (1) Break in Service Year,

his forfeiture account shall be reinstated in the same amount as on the date of his separation from service.

      (e) Fifth, Qualified Non-Elective Contributions by an

Employer for a Plan Year, if any, made in either cash or

Qualifying Employer Securities, shall be apportioned as of the last day of the Plan Year among the Participants of such Employer employed on the last day of the Plan Year who are not Highly

Compensated Employees (as defined under Code Section 414(q))

("Non-Highly Compensated Employees") by allocating to each such

Non-Highly Compensated Employee's 401(k) Contribution Account the

same dollar amount or percentage of Compensation (or the number of Qualifying Employer Securities having a value equal to such dollar amount or percentage of Compensation, as the case may be),

as such amount or percentage of Compensation may be determined by the Employer, in its sole discretion.

     4.3  Top Heavy Limitations. Notwithstanding the foregoing,

in any Top-Heavy Plan Year, the sum of Discretionary

Contributions and 401(k) Non-Voting Shares Contributions and

401(k) Voting Shares Contributions allocated to the Accounts of a non-Key Employee Participant who is employed by the Employer on the last day of the Plan Year, shall not be less than the lesser of (a) three percent (3%) of such Participant's Compensation, or

(b) unless the Employer has designated this Plan to satisfy the requirements of Code Sections 401(a)(4) or 410 for a defined benefit plan, the largest percentage of Employer contributions and forfeitures which is allocated on behalf of any Key Employee for such Plan Year.  This minimum allocation to the accounts of a non-Key Employee Participant shall be made whether or not such

Participant completed 1,000 Hours of Service during the Plan

Year, and shall be determined by treating all defined

contribution plans (in a Required Aggregation Group) as a single plan.

     4.4  Valuation of Trust Fund. The Trust Fund shall be valued on each Valuation Date. Notwithstanding anything to the contrary set forth herein, the fair market value of any Qualifying

Employer Securities held in the Trust Fund on any Valuation Date shall be (i) if the principal market for Qualifying Employer

Securities is a national securities exchange, the closing price of such Qualifying Employer Securities on such Valuation Date as reported by such exchange or on a composite tape reflecting

transactions on such exchange, (ii) if the principal market for such Qualifying Employer Securities is not a national securities exchange and such Qualifying Employer Securities are quoted on the National Association of Securities Dealers Automated

Quotations System ("NASDAQ"), the closing price of the Qualifying

Employer Securities on such Valuation Date on NASDAQ, or (iii) if the principal market for the Qualifying Employer Securities is not a national securities exchange and the Qualifying Employer

Securities are not quoted on NASDAQ, the closing selling price for the Qualifying Employer Securities on such Valuation Date as reported on the NASDAQ OTC Bulletin Board Service or by National

Quotation Bureau, Incorporated or a comparable service; provided,

however, that if no selling prices are available for such

Valuation Date, then the selling prices available on the first business day immediately preceding the Valuation Date shall be used for the foregoing purposes; and provided, further, that if clauses (i), (ii) and (iii) and the immediately preceding

provision of this Section 4.4 are all inapplicable or the

Qualifying Employer Securities are not publicly traded, then the fair market value of the Qualifying Employer Securities shall be determined by the Committee based upon the valuation of the

Qualifying Employer Securities by an independent appraiser

selected by the Committee who meets requirements similar to the requirements set forth under the Treasury Regulations promulgated under Code Section 170(a)(1).

     4.5  Maximum Annual Addition to a Participant's Account.

Notwithstanding any provision herein to the contrary, the sum of the Annual Additions (as defined in Section 4.10) allocated to a

Participant's Accounts under the Plan and any other defined

contribution plan maintained by a member of the Controlled Group

(hereinafter referred to as "Maximum Annual Addition") shall not exceed the lesser of:

     (a)  $30,000, or

     (b)  25% (80% on and after January 1, 2002) of such Participant's

Compensation.

     4.6  Procedure For Reducing Annual Addition Where Required.

In the event that the sum of the Annual Additions exceeds the

Maximum Annual Addition, such Annual Additions shall be reduced as follows to the extent necessary to bring the Annual Additions within the maximum Annual Addition limitation:

     (a)  First, any 401(k) Contributions by the Participant

included in the Annual Additions shall be returned to such

Participant;

     (b)  Second, if there are no such contributions by the

Participant, or if such contributions are not sufficient to

reduce such Annual Additions to the Maximum Annual Addition, the

Participant's allocable share of the Discretionary Contributions made by the Employer and forfeitures for such Plan Year shall be reduced;

     (c)  Third, if, and to the extent that the amount of any

Participant's share of Discretionary Contributions made by the

Employer or forfeitures is reduced pursuant to Section 4.6(b),

the amount of such reductions shall, subject to the limitations contained in Section 4.5, be allocated among each such remaining

Participant for the Plan Year; and

     (d)  If the allocation provided in Section 4.6(c) could

result in Annual Additions in excess of the Maximum Annual

Addition, the amount of such excess will, instead of being so allocated, be credited to a suspense account and allocated under

Section 4.2 with respect to the next succeeding Plan Year.

     4.7  Reduction of Annual Addition Where Membership in More

Than One Defined Contribution Plan. If a Participant is a

participant in more than one (1) defined contribution plan

described in Code Section 414 maintained by a member of the Con trolled Group, the Maximum Annual Addition under all such plans shall not exceed the limitation set forth in Section 4.5. If it is necessary to apply the reductions described in Section 4.6,

the reduction under each plan shall be in proportion to the

amount in each category, as set forth in subparagraphs 5(a), (b)

and (c) of Section 4.6; provided, however, the reduction under

Section 4.6(b) shall not be made until all the Participant's contributions, if any, under all such plans have been returned pursuant to Section 4.6(a).

     4.8  Maximum Benefits Where a Participant Participates in

Both Defined Contribution and Defined Benefit Plans. If a

Participant is a participant in both a defined contribution plan and a defined benefit plan described in Code Section 414

maintained by any Employer or any member of the Controlled Group,

the sum of his Defined Contribution Fraction (as defined in

Section 4.10) and his Defined Benefit Fraction (as defined in

Section 4.10) may not exceed one (1).  This Section 4.8 is

repealed effective January 1, 2000.

     4.9  Procedure For Reduction Where a Participant

Participates in Both Defined Contribution and Defined Benefit

Plans. If the sum of a Participant's Defined Benefit Fraction and

Defined Contribution Fraction for any Plan Year exceeds one (1),

the Employer shall reduce the contribution under the Defined

Contribution Plan so that the sum of said fractions does not exceed one (1).  This Section 4.9 is repealed effective January

1, 2000.

     4.10 Definitions.

     (a)  Annual Addition. For purposes of this Article, the term

"Annual Addition" means the sum for any Plan Year of (i) Employer contributions made directly or indirectly, (ii) the Participant's voluntary contributions, and (iii) forfeitures.

     (b)  Defined Contribution Fraction. For purposes of this

Article, the "Defined Contribution Fraction" for any Plan Year is

a fraction not greater than one (1), the numerator of which is the sum of the Annual Additions to the Participant's accounts under all defined contribution plans maintained by members of the

Controlled Group of which he is a participant (determined as of the close of the Plan Year) and the denominator of which is the lesser of (i) 125% of the Maximum Annual Additions to such

accounts as determined pursuant to Section 4.5(a) or (ii) 140% of the Maximum Annual Additions to such accounts as determined

pursuant to Section 4.5(b) which could have been made for such year and each prior year of service with the appropriate

Employer.

     If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the

Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan.  Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0,

times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1,

1987, without regard to any amendments of such plans made after

May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1,

1987.  This Section 4.10(b) is repealed effective January 1,

2000.

     (c)  Defined Benefit Fraction. For purposes of this Article,

the "Defined Benefit Fraction" for any year is a fraction not greater than one (1), the numerator of which is the projected annual benefit under all such defined benefit plans maintained by members of the Controlled Group (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i)

125% of the greater of (A) $90,000 (or such higher figure as adjusted for cost of living increases in accordance with

regulations prescribed by the Secretary of the Treasury or his delegate) or (B) the accrued benefit of the Participant as of the last day of the last Plan Year beginning before 1983 under the terms of the Plan as of July 1, 1982 or (ii) 140% of such

Participant's average compensation (including compensation from any other member of the Controlled Group which maintains a

defined benefit plan in which such Participant is a participant)

for the 3 consecutive highest paid years (determined as of the close of the Plan Year).

     Notwithstanding the foregoing, if the Participant was a

participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1,

1987, without regard to any amendments of such plans after May 5,

1986.  This Section 4.10(c) is repealed effective January 1,

2000.

     (d)  Controlled Group. For purposes of Sections 4.5 through

4.10, inclusive, the term Controlled Group shall be determined by substituting the phrase "more than 50%" for the phrase "at least

80%" as it appears in Code Section 1563(a)(1).

     (e)  Notwithstanding anything to the contrary, the

references in subsections (b) and (c) of this Section 4.10 to

"125%" shall be "100%" in (a) any Super Top-Heavy Plan Year, or

(b) any Top-Heavy Plan Year unless Section 4.3 is applied by substituting four percent (4%) for three percent (3%) therein.

This Section 4.10(e) is repealed effective January 1, 2000.





                     --ARTICLE V - BENEFITS



     5.1  Termination Benefit.

     (a)  Notwithstanding anything to the contrary in this Plan,

a Participant's 401(k) Non-Voting Shares Contributions Account,

401(k) Voting Shares Contributions Account, 401(k) Contributions

Account, Matching Contributions Account, Rollover Account, and

Employee Account shall at all times be fully vested and non-

forfeitable. In the event of the Termination of Employment of a

Participant for any reason, the portion of a Participant's

termination benefit attributable to the foregoing Accounts shall be valued as of the Valuation Date coincident with or next

following the date of such Participant's Termination of

Employment.

     (b)  In the event of the Termination of Employment of a

Participant for any reason other than retirement, death or

Disability, the Participant's termination benefit shall be (i)

the portion of a Participant's termination benefit attributable to such Participant's New ESOP - Voting Shares Contributions

Account, New ESOP - Non-Voting Shares Contributions Account, Old

ESOP - Voting Shares Contributions Account and Old ESOP - Non-

Voting Shares Contributions Account, shall be the balance in such

ESOP Accounts valued as of the applicable Valuation Date set forth in Section 8.2 multiplied by such Participant's Vested

Percentage determined as follows:


          Vesting Years of ServiceVested Percentage

            Less than 3                  0
            3 but less than 4           40
            4 but less than 5           55
            5 but less than 6           70
            6 but less than 7           85
            7 or more                  100


     plus (ii) 100% of the Participant's 401(k) Non-Voting Shares

Contributions Account, 401(k) Voting Shares Contributions

Account, 401(k) Contributions Account, Matching Contributions

Account, Rollover Account, and Employee Account Valued in

accordance with paragraph (a) above.

     (c)  Payment of Benefits. The payment of benefits shall be governed by the provisions of Article VIII.

     (d)  Death Before Account Distributed. If a Former

Participant dies after his Termination of Employment but before the amount in his Accounts is completely distributed, no further payments shall be made under this Section 5.1 and a death benefit shall be paid pursuant to Section 5.4. The amount in such Former

Participant's Accounts shall not include amounts forfeited

pursuant to paragraph (e).

     (e)  Forfeitures of Non-Vested Benefits. Upon a

Participant's Termination of Employment other than as a result of retirement, death or Disability, the non-vested portion of such

Participant's Accounts as determined under Section 5.1 (b) shall be forfeited as of the last day of the Plan Year that is the first (1st) Break In Service Year with respect to such

Participant.

     (f)  Effect of Re-Employment.

          (i)  Notwithstanding paragraph (e), if a terminated employee who had less than a 100% Vested Percentage of his Accounts at the date of his Termination of Employment is both re-employed and repays the entire amount (without interest) of any distributions received upon his Termination of Employment, (1) in the case of a distribution on account of Termination of Employment, before the earlier of (i) five (5) years after the first date on which such employee is subsequently reemployed, or (ii) the close of the first period of five (5) consecutive Plan Years commencing after the distribution in which the Participant does not complete more than five hundred (500) Hours of Service, or (2) in the case of distributions other than on account of Termination of Employment,

               five (5) years after the date of such distribution, such Employee shall have the non-vested portion of each such Accounts restored to such Accounts (unadjusted for any gains, losses or expenses),

               respectively, on the last day of the Plan Year in which both of said conditions are satisfied.

          (ii) A terminated employee with a Vested Percentage under Section

               5.1(b) at his Termination of Employment who thereafter returns to the employ of a member of the Controlled Group shall have his vesting Years of Service determined at his Termination of

               Employment restored when he becomes a Participant as required by

               Section 2.6.

          (iii)     A terminated employee who has no Vested Percentage

               under Section 5.1(b), at the date of his Termination of

               Employment, and who thereafter returns to the employ of a member of the Controlled Group shall have his vesting Years of Service determined at his Termination of Employment restored when he becomes a Participant as required by Section 2.6.

     5.2  Retirement Benefits.

     (a)  If a Participant continues in the employ of the

Employer on or after his Retirement Date, he shall continue to be treated in all respects as a Participant until his actual

retirement. No retirement benefits shall be payable to a

Participant until his actual retirement, and all retirements shall be deemed effective as of the Valuation Date coincident with or next succeeding the date of actual retirement.

     (b)  A Participant who attains the sixty-fifth (65th)

anniversary of his date of birth prior to his Termination of

Employment shall be entitled to a non-forfeitable retirement benefit. The retirement benefit of such Participant shall be the aggregate amount in his Accounts valued as of the Valuation Date coincident with or next following (whichever shall first occur)

his Retirement Date or his actual retirement date (whichever is later), plus any Employer contributions made with respect to the

Plan Year then ending allocated to his Accounts, whether or not such contribution was actually received by the Trustee on or before such Valuation Date.

     (c)  The payment of benefits shall be governed by the

provisions of Article VIII.

     (d)  if a Former Participant dies after his actual

retirement but before the amount in his account is completely distributed, no further payments shall be made under this Section

5.2 a death benefit shall be paid pursuant to Section 5.4.

     5.3  Disability Benefit.

     (a)  In the event of the total and permanent Disability of a

Participant and his Termination of Employment on account of said

Disability, such Participant shall become 100% vested in his

Accounts and shall be entitled to the aggregate amount in his

Accounts valued as of the Valuation Date coincident with or next following (whichever shall first occur) the date of the

Participant's Termination of Employment on account of such

Disability.

     (b)  The payment of benefits shall be governed by the

provisions of Article VIII.

     (c)  If a Disabled Participant dies after Termination of

Employment and certification of his Disability but before the amount in his Accounts is completely distributed, no further payments shall be made under this Section 5.3 and a death benefit shall be paid pursuant to Section 5.4.

     5.4  Death Benefits.

     (a)  An the event of the death of a Participant or Former

Participant, such Participant shall be deemed to be 100% vested in his Accounts and the death benefit of such deceased

Participant shall be the aggregate amount in his Accounts valued as of the Valuation Date coincident with or next following

(whichever shall first occur) the date of death of such

Participant.

     (b)  Except as otherwise set forth in Section 1.3 at any

time, and from time to time, each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefit payable hereunder and to revoke any such

designation. Each such designation shall be evidenced by a

written instrument filed with the Committee and signed by the

Participant, in a form prescribed by the Committee.

     (c)  Subject to paragraph (d) below, the payment of benefits shall be governed by the provisions of Article VIII (where

applicable).

     (d)  If distribution of a Participant's benefit has

commenced prior to such Participant's death, and such Participant dies before his entire benefit is distributed to him,

distribution of the remaining portion of the Participant's bene fit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.  If a Participant dies before distribution of his benefit has commenced, distributions to any

Beneficiary shall be made within 5 years after such Participant's death; provided, however, that any distribution to a Beneficiary may be made over the life of the Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and in such event, such distribution shall not commence later than one (1) year after such Participant's death.  In the event such

Beneficiary is the Participant's Surviving Spouse, the foregoing shall not apply, but such distribution shall not commence later than the date on which such Participant would have attained age

70-1/2. If such Surviving Spouse dies after such Participant's death but before distributions to such Surviving Spouse commence,

this paragraph (d) shall be applied as if the Surviving Spouse were the Participant.

     (e)  If payments to a Beneficiary are being paid in

installments and such Beneficiary dies before the amount in his

Accounts is completely distributed, the balance thereof shall be paid to his estate in a lump sum within sixty (60) days after the close of Plan Year in which such Beneficiary dies.

     (f)  The Committee may require the execution and delivery of such documents, papers and receipts as they may deem reasonably necessary in order to be assured that the payment of any death benefit is made to the person or persons entitled thereto.




              ARTICLE VI - INVESTMENT OF TRUST FUND



     6.1  Investment Control. Except as may be otherwise set

forth herein, the management and control of the assets of the

Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors pursuant to the

Trust Agreement; provided, however, the Company, through its

Board of Directors, or the Trustee, may appoint one or more

Investment Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to estab lish separate Investment Funds: for selection by Participants pursuant to Section 6.3(a)(iv) or with respect to a Participant's

401(k) Accounts, or Employee Accounts.  The Committee may at any

time add to or delete any such Investment Funds. A Participant may change the designation of Investment Funds as of the last day of each quarter of a Plan Year.

     6.2  Investment of 401(k) Accounts and Certain Other Accounts.

     (a)  If the Committee instructs the Trustee to establish

Investment Funds under the Plan, each Participant shall have the right, under uniform rules established by the Committee and in accordance with Section 404(c) of ERISA and regulations

thereunder, to designate such Investment Funds in which the

Trustee is to invest a Participant's 401(k) Accounts, Employee

Account, and Rollover Account.  Any designation or change in designation of an Investment Fund shall be made in writing on forms provided by and submitted to the Committee and shall be effective in accordance with uniform rules established by the

Committee.

     (b)  No Participant Election. If a Participant does not make a written election of an Investment Fund, the Committee shall direct the Trustee to invest all amounts allocated to such

Participant in the Investment Funds which, in the opinion of the

Committee, best protects principal.

     6.3  Investment of Old ESOP - Voting Shares Contributions

          Accounts, New ESOP - Voting Shares Contributions Accounts and

          401(k) Voting Shares Contributions Accounts

     (a)  The special rules set forth below shall apply with respect to the acquisition and disposition of voting Qualifying Employer

Securities held in a Participant's Old ESOP - Voting Shares

Contributions Account, New ESOP - Voting Shares Contributions

Account and 401(k) Voting Shares Contributions Accounts.

          (i)  Acquisition. Old ESOP - Voting Shares Contributions

               Accounts, New ESOP - Voting Shares Contributions Accounts and

               401(k) Voting Shares Contributions Accounts shall be invested primarily in voting Qualifying Employer Securities and may be subject to an Exempt Loan. The Trustee shall purchase Qualifying

               Employer Securities with respect to these accounts only at the direction of the Committee.

          (ii) Disposition. The Trustee shall dispose of Qualifying

               Employer Securities allocated to a Participant's Old ESOP -

               Voting Shares Contributions Accounts, New ESOP - Voting Shares

               Contributions Accounts and 401(k) Voting Shares Contributions

               Accounts only with the consent of the Participant. The Trustee shall not dispose of a greater percentage of unallocated

               Qualifying Employer Securities than it could dispose of allocated

               Qualifying Employer Securities in any transaction or series of transactions.

          (iii) Voting. The Trustee shall vote Qualifying Employer

               Securities purchased with the proceeds of an Exempt Loan which are allocated to a Participant's Old ESOP - Voting Shares

               Contributions Accounts, New ESOP - Voting Shares Contributions

               Accounts and 401(k) Voting Shares Contributions Accounts as the

               Participant (or in the event of a Participant's death, the

               Participant's Beneficiary) directs.  A Participant shall direct the Trustee as to the voting of Qualifying Employer Securities not acquired with the proceeds of an Exempt Loan and that are allocated to his Old ESOP - Voting Shares Contributions Accounts,

               New ESOP - Voting Shares Contributions Accounts and 401(k) Voting

               Shares Contributions Accounts with respect to corporate matters which involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification,

               liquidation, dissolution, or sale of substantially all assets of a trade or business of the Company.  The Trustee shall vote

               Qualifying Employer Securities not allocated to the account of any Participant, and all allocated Shares for which no

               Participant directions are received, with respect to corporate matters which involve the voting of such Qualifying Employer

               Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization,

               reclassification, liquidation, dissolution, or sale of

               substantially all assets of a trade or business of the Company in the same proportion as such directions are received for allocated

               Qualifying Employer Securities with respect to such corporate matters.

          (iv) Diversification Option. A Participant who satisfies the requirement of Section 6.3(a)(iv)(A) below may elect within ninety days after the close of each Plan Year in the election period described in Section 6.3(a)(iv)(B) below to direct the

               Trustee to distribute to him up to 25% of the shares of

               Qualifying Employer Securities allocated to the Participant's New

               ESOP - Voting Shares Contributions Account as of the last day of such Plan Year (less the number of such shares transferred pursuant to a prior written election under this Section

               6.3(a)(iv)), or to liquidate such shares and transfer the cash value thereof to the Participant's 401(k) Contributions Account.

               Further, in the case of any election year after the fifth

               election year in which the Participant can make such an election,

               "50%" shall be substituted for "25%" in the preceding sentence.

               (A)  Eligibility. A Participant shall be eligible to make the election described above if, as of the close of a Plan

                    Year, he has both attained age 55 and reached the tenth

                    anniversary of the date he commenced participation in the

                    Plan.

               (B)  Election Period. The election described above may be made in the Plan Year beginning with the first Plan Year after

                    the Plan Year in which the Participant satisfies

			  requirements of the  preceding subsection and each

			  subsequent Plan Year thereafter.

      (b) Valuations. Qualifying Employer Securities held in a

Participant's Old ESOP - Voting Shares Contributions Account, New

ESOP - Voting Shares Contributions Account and 401(k) Voting

Shares Contributions Account shall be valued in accordance with

Section 4.4.

     (c)  Allocation of Gain or Loss. Except as otherwise

provided herein, any increase or decrease in the market value of

Qualifying Employer Securities held in a Participant's Old ESOP -

Voting Shares Contributions Account, New ESOP - Voting Shares

Contributions Account and 401(k) Voting Shares Contributions

Account since the preceding Valuation Date, as computed by the

Trustee pursuant to Section 4.4 above, and all income collected,

and expenses paid and realized profits and losses shall be added to or deducted from a Participant's Old ESOP - Voting Shares

Contributions Account, New ESOP - Voting Shares Contributions

Account and 401(k) Voting Shares Contributions Account in the

ratio that each Participant's Old ESOP - Voting Shares

Contributions Account, New ESOP - Voting Shares Contributions

Account and 401(k) Voting Shares Contributions Account, at the

prior Valuation Date (less amounts distributed or transferred under Section 6.3(a)(iv)) bears to the total of all such Old ESOP

- Voting Shares Contributions Accounts, New ESOP - Voting Shares

Contributions Accounts and 401(k) Voting Shares Contributions

Accounts (less amounts distributed or transferred under Section

6.3(a)(iv)).

     (d)  Suspense Account. All Qualifying Employer Securities

acquired with respect to New ESOP - Voting Shares Contributions

Accounts and 401(k) Voting Shares Contributions Accounts with the proceeds of an Exempt Loan initially shall be held in an

unallocated suspense account until released. If such Qualifying

Employer Securities are not pledged as collateral for an Exempt

Loan, the number of shares of Qualifying Employer Securities released must equal the number of shares held in the suspense account immediately before the release multiplied by a fraction,

the numerator of which is Exempt Loan principal and interest paid for the Plan Year and the denominator of which is the sum of such payments for the current and all future Plan Years, determined without regard to any extensions or renewal periods.  If the interest rate under the Exempt Loan is variable, future interest to be paid shall be determined based on the rate in effect on the last day of the Plan Year for which the release is being

calculated. If such Qualifying Employer Securities are pledged as collateral for an Exempt Loan, the number of shares released shall be determined under the Trust Agreement. Qualifying

Employer Securities so released from the suspense account shall be allocated to New ESOP - Voting Shares Contributions Accounts and or 401(k) Voting Shares Contributions Accounts in accordance with Section 4.2. or 3.2(c), whichever is applicable. Dividends on Qualifying Employer Securities held in the suspense account which are not used to pay principal or interest on the Exempt

Loan shall be allocated to Participants' New ESOP - Voting Shares

Contributions Accounts and 401(k) Voting Shares Contributions

Accounts as income for the Plan Year unless expensed pursuant to paragraph (e) below.

     (e)  Dividend Distributions

          (i)  Allocated Securities. Dividends received in respect of

               Qualifying Employer Securities allocated to Participants'

               Old ESOP _ Voting Shares Contributions Accounts, New

               ESOP - Voting Shares Contributions Accounts and 401(k)

               Voting Shares Contributions Accounts either shall be

               (1) allocated to such Old ESOP - Voting Shares

               Contributions Accounts, New ESOP - Voting

               Shares Contributions Accounts and 401(k) Voting Shares

               Contributions Accounts  or (2) distributed to the

               Participants to whom they are allocated provided the

               distribution is made not later than 90 days after the

               close of the Plan Year in which the dividends are paid,

               as the Committee shall direct.  If the Committee determines that dividends are to be distributed directly to

 		   Participants, the Committee may request the Company to

		   pay them directly to the Participant, according to a schedule

 		   of distribution provided by the Committee.

          (ii) Suspense Account. Dividends received in the Trust Fund in respect of Qualifying Employer Securities held in a suspense account may be applied (A) to make payments of principal or interest on the Exempt Loan with which they were acquired or

               (B) to pay expenses of the Plan, as the Committee shall direct.

          (i)  6.4      Investment of Old ESOP - Non-Voting Shares

               Contributions Accounts, New ESOP - Non-Voting Shares

               Contributions Accounts and 401(k) Non-Voting Shares Contributions

               Accounts. (a) The special rules set forth below shall apply with respect to the acquisition and disposition of non-voting

               Qualifying Employer Securities held in a Participant's Old

		   ESOP - Non-Voting Shares Contributions Account, New

		   ESOP - Non-Voting Shares Contributions Account and 401(k)

		   Non-Voting Shares Contributions Account Acquisition. Old

		   ESOP - Non-Voting Shares Contributions Accounts, New ESOP

		   Non-Voting Shares Contributions Accounts and 401(k)

		   Non-Voting Shares Contributions Accounts shall be invested

		   primarily in non-voting Qualifying Employer Securities and

		   shall not be subject to an Exempt Loan. The Trustee shall

		   purchase Qualifying Employer Securities with  respect to

		   New ESOP - Non-Voting Shares Contributions Accounts

               and 401(k) Non-Voting Shares Contributions Accounts only at the direction of the Committee.

          (ii) Disposition. The Trustee shall dispose of Qualifying

               Employer Securities allocated to an Old ESOP - Non-Voting

		   Shares Contributions Account, a New ESOP - Non-Voting Shares

               Contributions Account or a 401(k) Non-Voting Shares

		   Contributions Account only at the direction of the Committee.

          (iii) Diversification Option. Qualifying Employer Securities

               held with respect to a Participant's New ESOP - Non-Voting

		   Shares Contributions Account are subject to the provisions

		   of Section 6.3(iv).

     (b)  Valuations. The Qualifying Employer Securities held in a Participant's Old ESOP - Non-Voting Shares Contributions

Account, New ESOP Non-Voting Shares Contributions Account or

401(k) Non-Voting Shares Contributions Account shall be valued in accordance with Section 4.4.

     (c)  Allocation of Gain or Loss. Any increase or decrease in the market value of Qualifying Employer Securities held in a

Participant's Old ESOP - Non-Voting Shares Contributions Account,

New ESOP Non-Voting Shares Contributions Account or 401(k) Non-

Voting Shares Contributions Account since the preceding Valuation

Date, as computed by the Trustee pursuant to Section 4.4, and all income collected, and expenses paid and realized profits and losses shall be added to or deducted from a Participant's Old

ESOP - Non-Voting Shares Contributions Account, New ESOP Non-

Voting Shares Contributions Account or 401(k) Non-Voting Shares

Contributions Account in the ratio that each Participant's Old

ESOP - Non-Voting Shares Contributions Account, New ESOP Non-

Voting Shares Contributions Account or 401(k) Non-Voting Shares

Contributions Account, at the prior Valuation Date (less amounts distributed) bears to the total of all such Old ESOP - Non-Voting

Shares Contributions Accounts, New ESOP - Non-Voting Shares

Contributions Accounts and 401(k) Non-Voting Shares Contributions

Accounts (less amounts distributed).

     (d)  Dividends. Dividends received in respect of Qualifying

Employer Securities allocated to a Participant's Old ESOP - Non-

Voting Shares Contributions Account, New ESOP - Non-Voting Shares

Contributions Account or 401(k) Non-Voting Shares Contributions

Account shall be applied to purchase additional shares of

Qualifying Employer Securities for such account.

     (e)  Suspense Account. All Qualifying Employer Securities

held with respect to Old ESOP - Non-Voting Shares Contributions

Accounts and New ESOP - Non-Voting Shares Contributions Accounts

shall be held in an unallocated suspense account until allocated.

     6.4  Registration of Qualifying Employer Securities.

Qualifying Employer Securities held in a Participant's Accounts as of December 31, 1993 may, but shall not be obligated to be re-

issued, and all Qualifying Employer Securities acquired under the

Plan thereafter shall be held, in the name of The Trustee for the

New Swank Inc. Retirement Plan or in the name of the nominee of the Trustee or the Investment Manager, as the case may be.  Legal title to any such Qualifying Employer Securities and except as otherwise set forth herein, all voting and other rights shall remain in the Trustee until said Qualifying Employer Securities shall be registered in the name of the Participant upon

distribution to the Participant.

     6.8  Adjustments. Appropriate adjustment shall be made by

the Committee with respect to Qualifying Employer Securities held in a Participant's Accounts for any change in the outstanding shares of common stock of the Company by reason of

recapitalization, merger, consolidation, split up, stock

dividend, stock split, combination or exchange of shares or the like.


                    ARTICLE VII - ESOP RULES



     7.1  Put Option. A Participant who receives a distribution of Qualifying Employer Securities from his ESOP Accounts and/or

401(k) Non-Voting Shares Contributions Account or 401(k) Voting

Shares Contributions Account hereunder shall have an option,

exercisable under the terms of this Section 7.1, to cause the

Company to purchase the Qualifying Employer Securities so

distributed; provided, however, the Committee shall have the right, but not the obligation, to cause the Plan to assume the rights and obligations of the Company under the Participant's option.  The option shall be exercisable by the Participant, the

Participant's donees or any person, including the Participant's estate or distributee therefrom, to whom Qualifying Employer

Securities pass by reason of the Participant's death, by giving written notice to the Company that the option is being exercised.

The option shall be exercisable for a term of 15 months, measured from the date of distribution from the Plan, exclusive of any period during which the distributee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law. The option price shall be the fair market value of the Qualifying Employer Securities as of the most recent

Valuation Date. However, if the Plan assumes the rights and

obligations of the Company under the Participant's option, and such Participant is a disqualified person (as defined in Code

Section 4975(e)(2)), the option price shall be the fair market value of the Qualifying Employer Securities as of the date of the transaction.  The Company, or the Trustee if the Committee

directs the Trustee to exercise the Company's rights and

obligations under the option, may make payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised. If payment is made in installments, the obligor shall provide

adequate security and pay a reasonable rate of interest.

     7.2  Right of First Refusal.

     (a)  If at any time a Participant, or a Participant's donee or beneficiary, desires to sell, encumber, or otherwise dispose of Qualifying Employer Securities distributed from a

Participant's Old ESOP - Voting Shares Contributions Account, New

ESOP - Voting Shares Contributions Account or 401(k) Voting

Shares Contributions Account and such Securities are not then publicly traded, the Participant shall first offer the same to the Trustee and to the Company by giving the Trustee and the

Company written notice disclosing: (i) the name(s) of the

proposed transferee; (ii) the certificate number and amount of

Qualifying Employer Securities proposed to be transferred; (iii)

the proposed price; and (iv) all other terms of the proposed transfer.  Within 14 days after receipt of such notice the

Trustee, as directed by the Committee, and then the Company shall have the option to purchase all or part of such Qualifying

Employer Securities. If the Trustee or the Company decides to exercise the option, the purchase price shall be the proposed price under the intended transferee's good faith offer to

purchase the Qualifying Employer Securities or the fair market value of the Qualifying Employer Securities on the most recent

Valuation Date, whichever is greater.  The Company, or the

Trustee if the Committee directs the Trustee to exercise the

Company's rights and obligations under the option, may make

payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised if the purchase price is the most recent Valuation

Date price or if such price is at least as favorable to the

Participant as the proposed terms.  If payment is made in

installments, the obligor shall provide adequate security and pay a reasonable rate of interest.

     (b)  In the event neither the Trustee nor the Company

exercises the option to purchase set forth in paragraph (a)

above, the Participant, donee or beneficiary shall have the right to sell, encumber or otherwise dispose of Qualifying Employer

Securities on the terms of the transfer set forth in the written notice to the Trustee, provided such transfer is effected within

14 days after the expiration of the option period and provided the same, in the opinion of counsel to the Company, will not require the registration of the Qualifying Employer Securities under any applicable federal or state securities laws or

otherwise be in contravention of such laws or in any way be

inconsistent with any investment representation given by the

Participant.  If the transfer is not effected within such period,

the Trustees and the Company must again be given an option to purchase, as provided herein.

     (c)  All share certificates subject to the right of first

refusal shall be endorsed on their face with a legend necessary to reflect the same.

     7.3  Nonterminable Protections and Rights. If the Plan

acquires Qualifying Employer Securities with respect to Old ESOP

- Voting Shares Contributions Accounts, New ESOP - Voting Shares

Contributions Accounts or 401(k) Voting Shares Contributions

Accounts with the proceeds of an Exempt Loan and such Loan is repaid, or the portion of the Plan constituting Old ESOP - Voting

Shares Contributions Accounts, New ESOP - Voting Shares

Contributions Accounts or 401(k) Voting Shares Contributions

Accounts ceases to be an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)), then the put option described in Section 7.1 and the limitations on the right of first refusal under Section 7.2 must continue to apply to such

Qualifying Employer Securities.

     7.4  Special Rule for Old ESOP - Non-Voting Shares

Contributions Accounts, New ESOP - Non-Voting Shares

Contributions Accounts or 401(k) Non-Voting Shares Contributions

Accounts Notwithstanding anything to the contrary set forth

herein, in no event shall the foregoing provisions of this

Article VII (other than Section 7.1) apply to any Qualifying

Employer Securities purchased on account of, held in, or

distributed from, a Participant's Old ESOP - Non-Voting Shares

Contributions Accounts, New ESOP - Non-Voting Shares

Contributions Accounts, or 401(k) Non-Voting Shares

Contributions Accounts.





               ARTICLE VIII - PAYMENT OF BENEFITS



     8.1  Form of Payment.

     (a)  A Participant may elect that vested benefits under the

Plan distributed under Article V shall be paid in (i) one lump sum or (ii) in as nearly as practical equal installments

(annually or more frequently) over a number of years not to

exceed the joint life expectancies of the Participant and his spouse.

     (b)  Benefits paid under Section 5.4 on account of a

Participant's death, shall be distributed in one lump sum or in installments over a period not extending beyond five years of the

Participant's date of death unless payment of benefits has

commenced before the Participant's date of death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the Participant's date of death;

provided, however

          (1)  if any portion of the Participant's Account Balance is payable to or for the benefit of a Beneficiary, such

		   portion may be distributed over a period of time not

		   exceeding the life expectancy of such Beneficiary,

		   provided distribution begins not later than one year after

		   the date of the Participant's death or such later date as

		   applicable regulations under the Code may permit; or

(2)  if the Beneficiary referred to above is the Participant's surviving spouse, (1) the date on which the distribution is

required to begin shall not be earlier than, the date on which the Participant would have attained age 70-1/2 and (2) if the surviving spouse should die before distribution to such spouse begins, this Section 8.1(b) shall apply as if the surviving

spouse were the Participant.

     (c)  Distributions of benefits from Accounts other than ESOP

Accounts, and/or 401(k) Non-Voting Shares Contributions Accounts

and 401(k) Voting Shares Contributions Accounts shall be made in cash. Distributions from a Participant's ESOP Accounts, and/or

401(k) Non-Voting Shares Contributions Accounts and 401(k) Voting

Shares Contributions Accounts shall be made entirely in

Qualifying Employer Securities or cash, as elected by the

Participant, except that cash distributions from ESOP Accounts,

and/or 401(k) Non-Voting Shares Contributions Accounts and 401(k)

Voting Shares Contributions Accounts shall be made with respect to fractional shares.  Cash distributions of Qualifying Employer

Securities from a Participant's ESOP Accounts and or 401(k) Non-

Voting Shares Contributions Accounts and 401(k) Voting Shares

Contributions Accounts shall be effected through the purchase by the Plan of such Qualifying Employer Securities. Any Qualifying

Employer Securities so purchased by the Plan, unless purchased thereafter by the Company, shall be held in the suspense account established pursuant to Section 6.3(d).

     8.2  Commencement of Benefits.

     (a)  Distributions from a Participant's Accounts other than

ESOP Accounts shall commence as soon as practicable after the

Valuation Date coincident with or next following (whichever shall first occur) the date of the Participant's Termination of

Employment.

     (b)  In the event of a Participant's Termination of

Employment on account of death, Disability or retirement on or after attainment of Retirement Age, distributions from a

Participant's ESOP Accounts shall commence as soon as practicable after the Valuation Date coincident with or next following

(whichever shall first occur) the date of such Termination of

Employment.

     (c)  If a Participant's Termination of Employment occurs for reasons other than on account of death, Disability or retirement on or after attainment of Retirement Age, then distributions from such Participant's ESOP Accounts and 401(k) Non-Voting Shares

Contributions Accounts and 401(k) Voting Shares Contributions

Accounts shall not commence to be payable until after the

Valuation Date coincident with or next following (whichever shall first occur) the date such Former Participant fails to work more than five hundred (500) Hours of Service in a Plan Year following such Termination of Employment.

     (d)  Notwithstanding the foregoing, if the present value of the Participant's nonforfeitable Account Balance is greater than

$3,500 ($5,000 effective on and after January 1, 1998), such distribution may not commence before the Participant's Retirement

Date without his written consent to such payment; and further provided that such distribution of benefits must commence on or before the sixtieth (60th) day after the last day of the Plan

Year in which (a) the Participant attains his Retirement Date,

(b) the Participant's Termination of Employment occurs, or (c)

the tenth anniversary of the year in which the Participant

commenced participation in the Plan occurs, whichever is latest.

          Notwithstanding anything herein to the contrary,

effective on and after January 1, 1997, the benefits of any

Participant other than a 5% owner, shall commence no later than

April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or April 1 of the calendar year following the calendar year in which the Participant

terminates employment, whichever is later, unless he/she elected a later commencement date in an election made on or before

December 31, 1983 pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982.  The benefit of any

Participant who is a 5% owner shall commence no later than April

1 of the calendar year following the calendar year in which the

Participant attains age 70-1/2, regardless of his continued

employment, unless he/she elected a later commencement date in an election made on or before December 31, 1983 pursuant to Section

242(b) of the Tax Equity and Fiscal Responsibility Act of 1982.

Whether or not a Participant is a 5% owner shall be determined in accordance with Section 416 of the Code.

          With respect to distributions under the Plan made in

calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section

401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed in January

2001, notwithstanding any provision of the Plan to the contrary.

This paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final

regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

     (e)  Notwithstanding anything set forth herein to the

contrary, in no event shall distributions from a Participants Old

ESOP - Voting Shares Contributions Account, New ESOP - Voting

Shares Contributions Account or 401(k) Voting Shares

Contributions Account commence later than the date required under

Code Section 409(o).

     8.3  Inability to Ascertain Value of Account Balance. If the

value of a Participant's Account Balance cannot be ascertained by the date benefits are required to commence as determined pursuant to Section 8.2, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

     8.4  Postponement of Commencement of Benefits In Certain

Cases. A Participant who retires pursuant to Section 5.2 on or after his Retirement Date may, with the consent of the Committee,

elect in writing prior to his actual Retirement Date to postpone the commencement of the payment of benefits to a date selected by such Participant; provided, however, that such benefits shall commence not later than April 1st of the calendar year following the year in which the Participant attains age 70-1/2 and will be distributed over a period not longer than the life of the

Participant (or the joint lives of the Participant and his

designated Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or the joint life expectancy of the Participant and his designated Beneficiary).

     8.5  Payment or Distribution in Full Satisfaction; Receipt

and Release. Any payment or distribution to any person having or claiming to have an interest in the Trust Fund or under this Plan in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the

Plan, the Trust Fund, the Committee, the Trustee, and the

Employer, any of whom may require such person, as a condition precedent to such payment or distribution, to execute a receipt and release therefor in such form as shall be determined by the

Committee, the Trustee or the Employer, as the case may be.

     8.6  Benefits of Unlocated Persons. Each Former Participant,

Beneficiary or other person entitled to receive benefits

hereunder shall be responsible for furnishing the Committee with his address. If the Former Participant, Beneficiary, or any other person entitled to benefits hereunder cannot be located, the balance in the account of such person shall be segregated and invested in an Investment Fund selected by the Committee until the person entitled to benefits makes claim therefor.

     8.7  Special Provisions Applicable to Certain Transfers of

Assets from Other Plans.

     (a)  Spousal Death Benefits. Anything in this Plan to the

contrary notwithstanding, in the event that any Account of a

Participant (or a Former Participant) is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, stock bonus or profit-sharing plan which would otherwise have provided for a life annuity form of payment to the Partici pant (or Former Participant), then that portion of the Partici pant's (or Former Participant's) death benefits attributable to such Account (including the proceeds of any life insurance

policies constituting an asset of such Account) shall, unless waived in accordance with Code Sections 401(a)(11) and 417, be distributed to the surviving spouse of the Participant (or Former

Participant) in the form of a qualified preretirement survivor annuity.(as defined in Code Section 417(c)) in accordance with the provisions of Code Sections 401(a)(11) and 417.

     (b)  Spousal Retirement Benefit. Anything in this Plan to

the contrary notwithstanding, in the event that any Account of a

Participant (or Former Participant) is a direct or indirect

transferee of a defined benefit plan, money purchase pension plan, stock bonus plan or profit sharing plan which would have otherwise provided for a life annuity form of payment to the

Participant (or Former Participant), and such Participant (or

Former Participant) is married on the date that benefits commence hereunder, then the Participant's (or Former Participant's)

balance in such Account shall, unless waived in accordance with

Code Sections 401(a)(11) and 417, be distributed to the

Participant (or Former Participant) in the form of a qualified joint and survivor annuity (as defined in Code Section 417(b)) in accordance with the provisions of Code Sections 401(a)(11) and

417.



               ARTICLE IX - ADMINISTRATION OF PLAN



     9.1  Allocation of Powers Among Board Trustee and Committee.

The Board, Trustee and the Committee shall have only those

specific powers, duties, responsibilities and obligations as are specifically provided under this Plan or the Trust Agreement. The

Board shall have the responsibility to appoint and remove the

Trustee and the members of the Committee.  The Board shall have the authority to transfer assets of the Trust Fund from the

Trustee of one Trust Agreement to the Trustee of another Trust

Agreement or Trust Agreements.  The Committee shall have the responsibility for the control and management of the operation and administration of the Plan, except where the Committee

designates other persons to discharge such responsibilities or where otherwise expressly provided in the Plan. The Committee shall also have the responsibility to appoint and remove

Investment Managers. The Trustee shall have the responsibility with respect to the management of the assets held in the Trust

Fund pursuant to the Plan, except with respect to assets held or investments directed by an Investment Manager.

     9.2  Number and Appointment of Committee. The Committee

shall consist of not less than two (2) members, who shall be appointed by the Board and serve at its pleasure. Members of the

Committee need not be members of the Board. Upon the death,

resignation or removal of any member of the Committee, the Board may, but need not, select a successor, if there are then at least two (2) members.

     9.3  Acceptance, Removal and Resignation of Committee. Any

person appointed a member of the Committee shall signify his assent by filing a written acceptance with the Board and with the

Committee. Any Committee member may be removed at any time by the

Board, with or without cause and written notice thereof shall be sent to the member and the Committee. Any member of the Committee may resign by delivering his written resignation to the Board and to the Committee.

     9.4  Organization of Committee and Meetings. The members of the Committee may elect a Chairman, and a Secretary who may be,

but need not be, one of the members of the Committee. The

Committee shall hold meetings upon notice at such place or

places, and at such time or times as it may from time to time determine. Such notice may be oral, by telecopy, telegraphic or written. Such notice shall be duly served on or sent or mailed to each member at least one (1) day before such meeting. Meetings may be held at any time without notice if all the members are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

     9.5  Committee Actions. A majority of the members of the

Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a

majority of the members present at the meeting, unless unanimous action is expressly provided for herein. Resolutions may be

adopted or other action taken without a meeting upon written consent signed by all the members of the Committee.

     9.6  Execution of Documents. The Committee may sign, by an authorized member or members, any document as and in the name of the Committee, and the Committee may designate the member,

members, person or persons who may execute any document in the name of the Committee.

     9.7  Agent for Service of Process. The Plan Administrator

shall be the agent to receive service of legal process with

respect to the Plan.

     9.8  General Powers of Committee. The Committee shall,

except as otherwise expressly provided herein, have full

authority and responsibility to control and manage the operation and administration of the Plan in accordance with its provisions and under laws applicable to the Plan. The powers and duties of the Committee shall include, but not be limited to, the

following:

     (a)  To designate such accountants, consultants,

administrators, counsel, custodians or investment advisors or such other persons it deems necessary or advisable, who, except for such custodians, shall serve the Committee as advisors only and shall not exercise any discretionary authority,

responsibility or control with respect to the management or

administration of the Plan.

     (b)  To construe and interpret the provisions of the Plan.

Said constructions and interpretations shall be consistent with regulations promulgated pursuant to the Code, ERISA and any other applicable federal statute.

     (c)  To determine all benefits and resolve all questions

arising from the administration, interpretation and application of Plan provisions, either by general rules or by particular decisions in a nondiscriminatory manner.

     (d)  To advise the Trustee or other disbursing entity in

writing with respect to all benefits which become payable under the Plan, and to direct the Trustee or disbursing entity as to the manner in which such benefits are to be paid.

     (e)  To adopt such forms and regulations as deemed advisable for the administration of the Plan and the conduct of its

affairs.

     (f)  To designate one or more Investment Managers.

     (g)  To divide or allocate assets held in the Trust Fund and assign each portion to an Investment Manager.

     (h)  To designate a Plan Administrator by unanimous approval.

     (i)  To remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.

     (j)  To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

     (k)  To settle or compromise any claim or debts arising from the operation of the Plan and to commence or defend any claims in any legal or administrative proceeding.

     (l)  To establish a funding policy and method to determine the long and short-term growth and liquidity objectives of the Plan and to advise the Trustee and/or Investment Manager of such

policy in order that the investment policy of the Trustee and/or

Investment Manager shall be appropriately coordinated with the requirements and needs of the Plan.

     (m)  To keep necessary records and data for the proper

administration of the Plan.

     9.9  Allocation of Powers Among Committee Members. The

Committee may allocate specific duties and powers among its

members by written resolution, adopted and executed by approval of a majority of the Committee. Such resolution shall remain in effect until rescinded by a majority of the members of the

Committee. Upon adoption, the member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such specific responsibilities. All other members, except as provided under Section 10.15, shall be relieved from responsibility and liability for any act or

omission resulting from such designation.

     9.10 Delegation of Powers by Committee. The Committee may

designate any person, orally or in writing, to discharge any responsibilities which the Committee determines are

administrative or ministerial in nature and are designed to

implement a policy, interpretation, plan, practice or procedure established by the Committee.

     9.11 Claims For Benefits and Appeals. Claims for benefits

shall be treated in accordance with the following rules:

     (a)  Benefits hereunder may be paid only after receipt by the

Committee of a completed application on a form to be supplied by the Committee.

     (b)  The Committee shall, by a majority, designate an employee of a member of the Controlled Group who may be one of their number to pass upon claims for benefits hereunder.

     (c)  If the claim is denied in whole or part, the Claims

Supervisor shall so notify the claimant within sixty (60) days of the claim.

     (d)  The notice of claim denial shall, in language

calculated to be understood by the claimant:

          (i)  Specify the reason for the denial;

          (ii) Specify the pertinent Plan provisions on which the denial

		   is based;

          (iii)     Furnish a description of any additional material or

               information necessary for the claimant to perfect the claim

		   and provide an explanation of why such material or information

		   is necessary; and

          (iv) Furnish an explanation of the review procedure more fully set forth in Subparagraph (e)

          (v)  A failure to furnish a written notice of the acceptance or denial of the claim within sixty (60) days of the receipt of the claim shall be deemed to be a denial of the claim.

     (e)  Upon denial of any claim, the claimant or his duly

authorized representative:

          (i)  Shall be afforded the opportunity, upon request, to review the Plan and any other pertinent documents.

          (ii) May request a review by the entire Committee of the denial by filing within seventy-five (75) days of such denial a written request for a review and/or hearing, and may, if desired, submit a written statement together with such request for review. The

               Committee shall order a hearing within thirty (30) days after receipt of the request for review, if in its sole judgment, a hearing is warranted.

     (f)  A decision on the appeal shall be made no later than

sixty (60) days after the receipt of the request for review

unless there is a need to hold a hearing which requires an

extension of time, or other special circumstances arise, in which event a decision shall be rendered no later than one-hundred twenty (120) days after receipt by the Committee of a request for review.

     9.12 Basic Fiduciary Responsibilities. All Fiduciaries shall exercise their duties with respect to the Plan in accordance with the instruments governing the Plan (as construed, when necessary,

by the Committee) and solely in the interest of Participants,

Former Participants, and their Beneficiaries for the exclusive purposes of providing benefits to Participants, Former

Participants, and their Beneficiaries and defraying reasonable expenses of administering the Plan (except where otherwise

expressly provided herein or otherwise provided by law) and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an

enterprise of a like character and with like aims.

     9.13      Co-Fiduciary Liability. In addition to any

liability arising from a breach of the duties set forth in

Section 9.12, a Fiduciary shall be liable for a breach of

fiduciary responsibility by another Fiduciary only if:

     (a)  He knowingly participates in or undertakes to conceal an act or omission of such other Fiduciary, knowing such act or omission is such a breach;

     (b)  By his failure to comply with said Section 9.12 in the administration of his specific responsibilities giving rise to his status as a Fiduciary, he has enabled such other Fiduciary to commit such a breach; or

     (c)  He has knowledge of such a breach by such other

Fiduciary and does not make reasonable efforts under the

circumstances to remedy the breach; provided, however, that if one or more Investment Managers have been appointed, then

notwithstanding Subparagraphs (b) or (c) of this Section 9.13, no

Fiduciary shall be liable for the acts or omissions of such

Investment Managers.

     9.14 Review Where Duties or Responsibilities Are Allocated

or Delegated. If any duties or responsibilities are allocated or delegated to any person by the Committee pursuant to Sections

9.9, 9.10 or 9.11,the Committee shall periodically review the performance of such person. Depending upon the circumstances,

this requirement may be satisfied by a formal review by the

Committee at such time or times as the Committee in its

discretion may determine, through day-to-day contact and

evaluation, or in any other appropriate way determined by the

Committee.

     9.15 Fiduciary Liability In Event of Allocation or Delegation

          of Responsibilities.

Notwithstanding anything to the contrary, if responsibilities have been allocated or delegated to another pursuant to Sections

9.9, 9. 10 or 9. 11, then a Fiduciary shall not be liable for an act or omission of such person in carrying out the responsibility except to the extent that it is established that the Fiduciary

(a) would otherwise be liable under Section 9.13, or (b) violated the duties set forth in Sections 9.12 or 9.14, or both, with respect to such allocation or designation with respect to the establishment or implementation of the allocation procedure, or in continuing the allocation or designation.

     9.16 No Compensation For Committee Membership. No member of the Committee shall receive any compensation for his services as such.

     9.17 Committee Member as Participant. A Committee member may be a Participant hereunder, except that such person may not make decisions and execute instruments as a Committee member with respect to matters relating solely to his own participation.

     9.18 Payment of Expenses. Any expenses incurred by the

Committee shall be paid by the Trust Fund unless paid for by the

Employer.

     9.19 Withholding of Benefits in the Event of Dispute. In the

event any dispute shall arise as to the person to whom payment of any benefits hereunder shall be made, or as to the person to whom delivery of any property shall be made by the Trustee, the

Committee may direct the Trustee to withhold such payment and/or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the

parties concerned.

     9.20 No Discrimination. The Committee shall not take any

action which would result in benefiting one Participant or group of Participants at the expense of another, or in discrimination as between Participants similarly situated, or by the application of different rules to substantially similar sets of facts.

     9.21 Indemnification of Fiduciaries. Except for liability

resulting from gross negligence or willful misconduct, to the extent not insured against by a member of the Controlled Group,

the Company shall, to the full extent permitted by law, indemnify and hold harmless all Fiduciaries, who are employees or members of the board of directors of a member of the Controlled Group against all liabilities incurred in connection with the control,

management, administration and operation of the Plan and with respect to the appointment of an Investment Manager.

     9.22 Riqht of Board to Transfer Power. Wherever the Board is

given a power or duty under the Plan, the Board may by general resolution or with respect to a specific matter or matters

transfer that power or duty to the Committee or to any committee of the Board, subject to the right of the Board to terminate such transfer at any time.

     9.23 Conclusive Effect of Committee Decisions. The

determination of the Committee made in good faith as to any

question arising hereunder, including questions of construction,

administration and interpretation, shall be final and conclusive upon all persons, including, but not by way of limitation,

Employers, Trustees, Fiduciaries, investment Managers, Employees,

Participants, Former Participants, Beneficiaries, heirs,

distributees and the legal representatives of all such persons.

                ARTICLE X - AFFILIATED EMPLOYERS



     10.1 Adoption of Plan and Trust By Members of the Controlled

Group. Any member of the Controlled Group may, with the approval of the Board, adopt this Plan and become a party to the Trust

Agreement, on such terms and conditions as the Board may specify.

     10.2 Appointment of Company as Agent of Adopting Employers.

Any member of the Controlled Group which becomes an Employer pursuant to Section 10.1 shall be deemed to have appointed the

Company as its agent with respect to all matters pertaining to the Plan, Trust Agreement and Trust Fund such as but not limited to, the appointment of Committee members and Trustee, and shall be deemed to have adopted all amendments to the Plan and Trust

Agreement which are adopted by the Company, unless such Employer takes specific action to the contrary.

     10.3 Right of Employer To Withdraw From or Terminate

Participation. Any Employer may, upon thirty (30) days notice,

withdraw from or terminate its participation in the Plan.

     10.4 Procedure Upon withdrawal From Participation. Upon the withdrawal from participation in the Plan by an Employer,

	    the Trustee shall segregate the share of the assets of

	    the Trust Fund allocable to the Accounts of the Participants

	    who are Employees of the withdrawing Employer. Such assets

	    may be transferred by the Trustee to a trust established by

	    the withdrawing Employer("Transferee Trust"). Such transfer

	    shall be conditioned upon receipt from the Internal Revenue

	    Service of a determination that the Transferee Trust is exempt

	    under Code Section 501(a), and upon any other approvals or

	    conditions as may be reasonably required by the Company,

	    the Committee or the Trustee.

     10.5 Procedure Upon Termination of Plan by Employer. Upon

the termination of the Plan with respect to an Employer, the

Trustee shall segregate the share of the assets of the Trust Fund allocable to the Accounts of the Participants who are Employees

of the terminating Employer and shall distribute said Accounts in accordance with Section 12.6; provided, however, in the case of any Employees of said terminating Employer who are Employees of an Employer which remains an Employer, the Accounts shall be retained in the Trust Fund and distributed to such Employees when they cease to be Participants hereunder.



                 ARTICLE XI - AMENDMENT OF PLAN



     11.1 Amendment of Plan. Subject to the limitations and

provisions herein contained, the Board, by resolution duly

passed, shall have the power, at any time and from time to time,

to modify, alter or amend the Plan in any manner which it deems.

desirable, including, but not by way of limitation, the right to increase or decrease contributions, to provide a different

benefit formula, to change any provision relating to the

distribution or payment, or both, of any of the assets of the

Trust Fund.

     11.2 Amendment to Qualify the Plan and to Exempt the Trust

Under Internal Revenue Code. Notwithstanding any other provision to the contrary, the Committee shall have the power to amend the

Plan approved by the Commissioner of Internal Revenue under the provisions of the Code, to keep the Plan so approved, and to maintain the Trust or Trusts provided for herein as an exempt trust or trusts under the law or any regulations or rulings

promulgated thereunder.

     11.3 Limitations. The Company shall not have the right to

amend the Plan and Trust or Trusts in the following respects:

     (a)  No amendment may be made to the Plan or Trust Agreement which shall vest in the Company or any other Employer, directly or indirectly, any interest in, or ownership of, any of the

present or subsequent funds set aside for Participants, Former

Participants or their Beneficiaries pursuant to the Trust or

Trusts, except as otherwise expressly provided herein;

     (b)  No part of the Trust Fund shall by reason of any

amendment, be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants or their

Beneficiaries or for administration expenses of the Trust or

Trusts, except as otherwise expressly provided herein;

     (c)  No amendment shall deprive any Participant, Former

Participant or Beneficiary of any of the benefits to which he is entitled under the Trust Fund with respect to contributions

previously made;

     (d)  No amendment shall be made which will increase the powers,

duties and liabilities of the Trustee without its written

consent.

     11.4 Election For Certain Members If Amendment To Vesting

Schedule. In the event of an amendment which changes the vesting schedule contained herein, any Participant who has been credited with not less than three (3) Years of Service as of the end of the "Election Period" set forth below may make an irrevocable election during such Election Period to have his benefit

determined under the pre-amendment vesting schedule with respect to such Participant's Account Balance, including any adjustments thereto after the amendment.  The Election Period shall begin no later than the date the Plan amendment is adopted by the Board and shall end on the latest of: (a) sixty (60) days after the amendment is adopted, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the

Participant is issued written notice of the amendment by the

Employer or Plan Administrator.

     11.5 Merger or Consolidation of Plan or Transfer of Assets.

A merger of the Plan with any other plan described in Code

Section 401(a) or a merger of any Employer with any other entity shall not in and of itself result in the termination of the Plan with respect to any Employer or group of Employees. However, in the event that the Plan is merged or consolidated with another plan, or in the event of a transfer of the assets or liabilities held pursuant to the Plan to another plan, each Participant must be entitled to a benefit under such other plan immediately after such merger, consolidation or transfer which is at least equal to the value of his Account under the Plan if the Plan terminated immediately before such merger, consolidation or transfer of assets.




                 ARTICLE XII - DISCONTINUANCE OF

         CONTRIBUTIONS AND TERMINATION OF PLAN AND TRUST



     12.1 Intent. The Company intends that (i) the Old ESOP -

Voting Shares Contributions Accounts, the New ESOP - Voting

Shares Contributions Accounts and the 401(k) Voting Shares

Contributions Accounts portion of the Plan shall constitute an employee stock ownership plan within the meaning of Code Section

4975(e)(7) and (ii) the Old ESOP - Non-Voting Shares

Contributions Accounts, the New ESOP - Non-Voting Shares

Contributions Accounts and the 401(k) Non-Voting Shares

Contributions Accounts portion of the Plan shall constitute a stock bonus plan.

     12.2 Termination of Plan by the Company. The Board shall

have the power at any time and for any reason to terminate the

Plan by an appropriate resolution or resolutions which shall specify the date of termination.

     12.3 Vesting Upon Termination of Plan. Except as otherwise set forth in this Section 12.3, upon the complete or partial termination of the Plan for any reason whatsoever, or the

complete discontinuance of contributions, the balance in each

Participant's or Former Participant's Accounts (after payment of all expenses and proportional adjustment of Participants'

Accounts to reflect such expenses, profits, losses and

reallocations of forfeitures of the Trust Fund) shall become fully vested and nonforfeitable and each Participant or Former

Participant or Beneficiary thereof shall be entitled to receive the amount credited to his account in the Trust Fund subject to any further expenses, profits and losses which may occur prior to actual distribution.  Notwithstanding the foregoing, in the event of a partial termination of the Plan, the full vesting and non-

forfeitable rights set forth in the preceding sentence shall apply only to the portion of the Plan that is terminated.

     12.4 Continuance of Trust Fund After Termination of Plan.

After termination of the Plan for any reason, the Employer shall make no further contributions thereunder. However, unless the

Committee in its sole discretion directs otherwise, the Trust

Fund shall remain in existence and all of the other provisions of the Plan shall remain in force which are necessary in the opinion of the Trustee, other than the provisions for the contributions by the Employer and forfeitures of Participants interests.

     12.5 Administration. All of the assets on hand on the date of the termination of the Plan as aforesaid shall be held,

administered and distributed by the Trustee in the manner

provided in the Plan.

     12.6 Distribution of Trust Fund Assets. Notwithstanding

Sections 12.2 and 12.3, upon the complete or partial termination of the Plan, the termination of an Employer's participation in the Plan by such Employer, or the complete discontinuance of contributions to the Plan, the Committee may direct the Trustee to distribute the accounts of each affected Participant, Former

Participant or Beneficiary in accordance with the provisions of

Article VIII.  If a Former Participant or Beneficiary dies before the amount in his account has been completely distributed, the balance shall be paid to his Beneficiary in a lump sum. In the event there are no Committee members acting hereunder after

termination of the Plan, the Trustee may exercise the powers of the Committee under this Section 12.6. In addition, if there is not a quorum of the Board acting at any time sufficient to

exercise the powers of the Board with respect to the Plan and

Trustee, the Trustee may exercise such powers including, but not limited to, the power to terminate the Trust Fund.

    ARTICLE XIII - CERTAIN PROVISIONS AFFECTING THE EMPLOYER



     13.1 No Contract Between Employer and Employee. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a

consideration for, or an inducement or condition of the

Employment of any person. Nothing contained in this Plan nor any action taken hereunder shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any

Employee at any time, nor shall it be deemed to give to the

Employer the right to require the Employee to remain in his

employ, nor shall it interfere with the Employee's right to

terminate his employment at any time.

     13.2 Employer Not Liable for Benefit Payments. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or

responsibility therefor.

     13.3 Information to be Furnished by the Employer. As soon as practicable after the close of each Plan Year for which the

Employer shall make a contribution to the Trustee, the Employer shall deliver to the Committee and Trustee a full and complete list of all Employees entitled to participate in the Plan and any necessary information pertaining thereto.  Whenever requested by the Trustee, the Employer shall furnish to the Committee and

Trustee such other information as may be necessary for either of them to perform their duties in accordance with the provisions of the Plan.

     13.4 Reliance on written Communications. The Committee, the

Trustee and the Employer and its officers and directors, shall be fully protected in acting or refraining to act in reliance upon any writing, including but not by way of limitation, any

certificate, notice, resolution, request, consent, order,

direction, report, appraisal, opinion, telecopy, telegram,

cablegram, radiogram, letter, paper, instrument or document,

believed by them or any of them to be genuine and to be signed or presented by the proper person or persons, and none of them shall be under any duty to make any investigation or inquiry as to any statement contained in any of such writings but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.  Any of them, in his or their

discretion, may in lieu thereof accept other evidence of the matter or may require such further evidence of the matter as to him or them may seem reasonable.




             ARTICLE XIV - MISCELLANEOUS PROVISIONS



     14.1 No Diversion of Trust Fund. It shall be impossible

under any conditions, for any part of the corpus or income of the

Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Former

Participants or their Beneficiaries, including the payment of the expenses of the administration of the Plan or of the Trust Fund or both.

     14.2 Non-Alienation of Benefits. Subject to the receipt by the Committee of a Qualified Domestic Relations Order (as defined in Section 14.3), the right of any Participant, Former

Participant or his Beneficiary in any benefit, payment or to any separate account under the Plan or Trust Fund shall not be

subject to alienation or assignment, and if such Participant,

Former Participant or Beneficiary shall attempt to assign,

transfer or dispose of such right or should such right be subject to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such person or persons as may be appointed by the Committee from among the Beneficiaries, if any, theretofore designated by such participant or Former Participant and the spouses and blood

relatives of such Participant or Former Participant, provided,

however, that the Committee, in its sole discretion, may

reappoint the Participant or Former Participant to receive any payment thereafter becoming due either in whole or in part.  Any appointment made by the Committee hereunder may be revoked by the

Committee at any time and a further appointment made by it. This

Section 14.2 shall not apply to any amount a Participant is

ordered or required to pay to the Plan under a judgement of

criminal conviction involving the Plan, under a civil judgement involving the violation of ERISA's fiduciary rules or pursuant to a settlement agreement entered into by the Participant with the

Department of Labor in connection with a violation (or alleged violation) of ERISA's fiduciary rules.  A Participant's benefits payable under this Plan shall be offset by such amount and any such offset shall be in accordance with Code Section

401(a)(13)(C).

     14.3 Qualified Domestic Relations Order. "Qualified Domestic

Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been

determined by the Committee, in accordance with the procedures established under the Plan, to constitute a Qualified Domestic

Relations order within the meaning of Code Section 414(p)(1).

     14.4      Mailing of Policies, Payments and Notices. The

Committee, Trustee or the Company may deliver any policy, pay ment, check, notice or other property required to be delivered hereunder or under the Trust Fund by mailing same to the person to whom such delivery is to be made. where delivery is made by mail, it shall be deemed to have been so sent if enclosed in a securely sealed, postpaid wrapper and deposited in a United

States Post Office Department Mailbox, addressed to the person to whom it is to be mailed at such address as may have been last furnished to the Committee or the Trustee, or, if no such address shall have been so furnished, to such person in care of the

Employer.  Neither the Committee nor the Trustee shall be

required to make any investigation to determine the mailing

address of any person entitled to benefits hereunder.

     14.5 Necessary Parties in Certain Actions and Proceedings.

In any action or proceeding affecting all or any part of the Plan or Trust Fund or the administration thereof, or for the

settlement of the Trustee's accounts or for the determination of any factual question or question of construction which may arise or for instructions to the Trustee, the only necessary parties shall, except as otherwise required by law, be the Company, the

Committee and the Trustee.

     14.6 Internal Revenue Service Approval. The Plan and its

related Trust Fund are contingent upon and subject to the

obtaining of the initial approval of the Internal Revenue Service as may be necessary to establish the deductibility for income tax purposes of contributions made by the Employer under the Plan and

Trust Fund under Code Sections 401 and 501, or of any similar provision hereinafter adopted.  The Plan and Trust Fund shall be interpreted and administered in a manner consistent with such qualification and exemption.

     14.7 Binding Nature of Agreement. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto present and future.

     14.8 Construction. Where any legal question pertaining to

the Plan and Trust or Trusts involves the law of any state, it shall be determined in accordance with the laws of the State of

New York.

     14.9 Headings. The headings and articles are included solely for convenience or reference, and if there is any conflict

between such headings and the text, the text shall control.

     14.10     Gender and Number. The masculine gender shall

include the feminine, the feminine gender shall include the

masculine and the singular shall include the plural unless the context clearly indicates otherwise.

     14.11     Provisions Severable. In the event that any

provision of this Plan shall be determined to be illegal or

invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be

severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted therein.



     IN WITNESS WHEREOF, the undersigned has executed this

amended and restated version of the New Swank, Inc. Retirement

Plan on behalf of the Company on this 29th day of October, 2001.





Attest:                         Swank, Inc.

/s/ Deborah J. Woods        By:    /s/ Arthur T. Gately, III

   DEBORAH J. WOODS         Title: V.P. Administration
    Notary Public
Commonwealth of Massachusetts
  My Commission Expires
   August 18, 2006